                                                                    Exhibit 10.2


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                                 AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT

                            DATED AS OF SEPTEMBER 22, 1997

                                        AMONG

                                   KMC TELECOM INC.

                                         AND

                                KMC TELECOM II, INC.,
                                     AS BORROWERS


                                         AND

                         AT&T COMMERCIAL FINANCE CORPORATION,
                                      AS LENDER




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

                                  TABLE OF CONTENTS
                                                             PAGE


ARTICLE I
     INTERPRETATION OF THIS AGREEMENT; DEFINITIONS . . . . . . . . . . . . .  .1
     SECTION 1.01.  Amendment and Restatement. . . . . . . . . . . . . . . .  .1
     SECTION 1.02.  Definitions. . . . . . . . . . . . . . . . . . . . . . .  .2
     SECTION 1.03.  Accounting Terms . . . . . . . . . . . . . . . . . . . .  13
     SECTION 1.04.  Others Defined in New Jersey Uniform Commercial Code . .  13

ARTICLE II
     LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 2.01.  Outstanding Balance; Agreement to Lend . . . . . . . . .  14
     SECTION 2.02.  Loans. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 2.03.  Procedure for Loan Request . . . . . . . . . . . . . . .  15
     SECTION 2.04.  The Note . . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 2.05.  Interest on Loans. . . . . . . . . . . . . . . . . . . .  15
     SECTION 2.06.  Payments . . . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 2.07.  Optional Prepayment of Loans; Mandatory Prepayment of
                    Loans. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 2.08.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 2.09.  Payment, etc.. . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 2.10.  Maximum Lawful Interest Rate . . . . . . . . . . . . . .  18
     SECTION 2.11.  Increased Capital. . . . . . . . . . . . . . . . . . . .  19
     SECTION 2.12.  Joint and Several Liability; Contribution. . . . . . . .  19

ARTICLE III
     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  20
     SECTION 3.01.  Organization; Powers . . . . . . . . . . . . . . . . . .  20
     SECTION 3.02.  Corporate Authorization. . . . . . . . . . . . . . . . .  20
     SECTION 3.03.  Financial Statements . . . . . . . . . . . . . . . . . .  21
     SECTION 3.04.  No Material Adverse Change . . . . . . . . . . . . . . .  21
     SECTION 3.05.  Litigation . . . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 3.06.  Tax Returns. . . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 3.07.  No Defaults. . . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 3.08.  Properties . . . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 3.09.  Licenses, Material Agreements, Intellectual Property . .  21
     SECTION 3.10.  Compliance With Laws . . . . . . . . . . . . . . . . . .  22
     SECTION 3.11.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     SECTION 3.12.  Investment Company Act; Public Utility Holding Company
                    Act. . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 3.13.  Federal Reserve Regulations. . . . . . . . . . . . . . .  23
     SECTION 3.14.  Collateral . . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 3.15.  Chief Place of Business. . . . . . . . . . . . . . . . .  23
     SECTION 3.16.  Other Corporate Names. . . . . . . . . . . . . . . . . .  24

     SECTION 3.17.  Insurance. . . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 3.18.  Milestone Plan . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 3.19.  Capitalization and Subsidiaries. . . . . . . . . . . . .  24
     SECTION 3.20.  Real Property, Leases and Easements. . . . . . . . . . .  24
     SECTION 3.21.  Solvency.. . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 3.22.  Brokers, etc.. . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 3.23.  No Material Misstatements. . . . . . . . . . . . . . . .  25
     SECTION 3.24.  KMC Virginia . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE IV
     CONDITIONS FOR LOANS. . . . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 4.01.  Conditions Precedent to Initial Loan after the Closing
                    Date . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 4.02.  Conditions Precedent to All Loans. . . . . . . . . . . .  30

ARTICLE V
     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 5.01.  Corporate and Franchise Existence. . . . . . . . . . . .  32
     SECTION 5.02.  Compliance with Laws, Etc. . . . . . . . . . . . . . . .  32
     SECTION 5.03.  Maintenance of Properties. . . . . . . . . . . . . . . .  32
     SECTION 5.04.  Insurance. . . . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 5.05.  Obligations and Taxes. . . . . . . . . . . . . . . . . .  37
     SECTION 5.06.  Financial Statements, Reports, etc.. . . . . . . . . . .  38
     SECTION 5.07.  Litigation and Other Notices . . . . . . . . . . . . . .  40
     SECTION 5.08.  Mortgages; Landlord Consents; Licenses and Other
                    Agreements . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 5.09.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 5.10.  Access to Premises and Records . . . . . . . . . . . . .  41
     SECTION 5.11.  Design and Construction. . . . . . . . . . . . . . . . .  41
     SECTION 5.12.  Environmental Notices. . . . . . . . . . . . . . . . . .  41
     SECTION 5.13.  Amendment of Organizational Documents. . . . . . . . . .  41
     SECTION 5.14.  Pledge Agreements. . . . . . . . . . . . . . . . . . . .  41
     SECTION 5.15.  Accounts Payable.. . . . . . . . . . . . . . . . . . . .  41
     SECTION 5.16.  Collateral Assignments.. . . . . . . . . . . . . . . . .  42
     SECTION 5.17.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 5.18.  Minimum Available Cash . . . . . . . . . . . . . . . . .  42
     SECTION 5.19.  Additional Equity or Debt. . . . . . . . . . . . . . . .  42
     SECTION 5.20.  Further Assurances . . . . . . . . . . . . . . . . . . .  42

ARTICLE VI
     NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 6.01.  Liens, etc.. . . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 6.02.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . .  43
     SECTION 6.03.  Sale of Assets, Consolidation, Merger, etc.. . . . . . .  43
     SECTION 6.04.  Dividends and Distributions; Sale of Capital Stock . . .  44
     SECTION 6.05.  Management Fees and Permitted Corporate Overhead . . . .  44
     SECTION 6.06.  Guarantees; Third Party Sales and Leases . . . . . . . .  44

     SECTION 6.07.  Investments. . . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 6.08.  Subsidiaries.  . . . . . . . . . . . . . . . . . . . . .  45
     SECTION 6.09.  Permitted Activities . . . . . . . . . . . . . . . . . .  45
     SECTION 6.10.  Disposition of Licenses, etc.. . . . . . . . . . . . . .  45
     SECTION 6.11.  Transactions with Affiliates . . . . . . . . . . . . . .  45
     SECTION 6.12.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  45
     SECTION 6.13.  Indebtedness . . . . . . . . . . . . . . . . . . . . . .  46
     SECTION 6.14.  Margin Regulation. . . . . . . . . . . . . . . . . . . .  47
     SECTION 6.15.  Capital Expenditures . . . . . . . . . . . . . . . . . .  47

ARTICLE VII
     FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 7.01.  Available Cash Plus EBITDA to Lender Debt Service Ratio.  47
     SECTION 7.02.  EBITDA to Lender Debt Service Ratio. . . . . . . . . . .  48

ARTICLE VIII
     COLLATERAL SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     SECTION 8.01.  Collateral Security. . . . . . . . . . . . . . . . . . .  48
     SECTION 8.02.  Preservation of Collateral and Perfection of Security
                    Interests Therein. . . . . . . . . . . . . . . . . . . .  49
     SECTION 8.03.  Appointment of Lender as the Borrowers' Attorney-in-Fact  49
     SECTION 8.04.  Collection of Accounts and Restricted Account
                    Arrangements . . . . . . . . . . . . . . . . . . . . . .  49
     SECTION 8.05.  Cure Rights. . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE IX
     EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . . . . . . . . . . . .  50
     SECTION 9.01.  Events of Default. . . . . . . . . . . . . . . . . . . .  50
     SECTION 9.02.  Termination of Commitment; Acceleration. . . . . . . . .  53
     SECTION 9.03.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 9.04.  Rights and Remedies Generally. . . . . . . . . . . . . .  53
     SECTION 9.05.  Entry Upon Premises and Access to Information. . . . . .  54
     SECTION 9.06.  Sale or Other Disposition of Collateral by Lender. . . .  54
     SECTION 9.07.  Governmental Approvals . . . . . . . . . . . . . . . . .  54
     SECTION 9.08.  Appointment of Receiver or Trustee . . . . . . . . . . .  55
     SECTION 9.09.  Right of Setoff. . . . . . . . . . . . . . . . . . . . .  55

ARTICLE X
     MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 10.01.  Notices; Action on Notices, etc . . . . . . . . . . . .  56
     SECTION 10.02.  No Waivers; Amendments. . . . . . . . . . . . . . . . .  56
     SECTION 10.03.  Governing Law and Jurisdiction. . . . . . . . . . . . .  57
     SECTION 10.04.  Expenses; Documentary Taxes . . . . . . . . . . . . . .  57
     SECTION 10.05.  Equitable Relief. . . . . . . . . . . . . . . . . . . .  57
     SECTION 10.06.  Indemnification; Limitation of Liability. . . . . . . .  57
     SECTION 10.07.  Survival of Representations and Warranties, etc.. . . .  58

     SECTION 10.08.  Successors and Assigns. . . . . . . . . . . . . . . . .  58
     SECTION 10.09.  Severability. . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 10.10.  Cover Page, Table of Contents and Section Headings. . .  59
     SECTION 10.11.  Counterparts. . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 10.12.  Application of Payments . . . . . . . . . . . . . . . .  59
     SECTION 10.13.  Marshalling; Payments Set Aside . . . . . . . . . . . .  59
     SECTION 10.14.  SERVICE OF PROCESS. . . . . . . . . . . . . . . . . . .  60
     SECTION 10.15.  WAIVER OF JURY TRIAL, ETC . . . . . . . . . . . . . . .  60
     SECTION 10.16.  Confidentiality . . . . . . . . . . . . . . . . . . . .  60
     SECTION 10.17.  Additional Financing by Borrowers . . . . . . . . . . .  61
     SECTION 10.18.  Entire Agreement, etc.. . . . . . . . . . . . . . . . .  61
     SECTION 10.19.  No Strict Construction. . . . . . . . . . . . . . . . .  61

                                       EXHIBITS


EXHIBIT A                Milestone Plan

EXHIBIT B                Form of Collateral Assignment of Leases

EXHIBIT C                Form of Collateral Assignment of Licenses

EXHIBIT D                Form of Landlord Waiver

EXHIBIT E                Form of Note of KMC

EXHIBIT E-2              Form of Note of KMC II

EXHIBIT F                Form of Periodic Reporting Certificate

EXHIBIT G                Form of Guaranty

EXHIBIT H                Form of Notice of Borrowing

EXHIBIT I                Financials

EXHIBIT J-1              Form of Secretary's Certificate of Borrower

EXHIBIT J-2              Form of Secretary's Certificate of KMC Holdings

EXHIBIT K-1              Form of Opinion of Borrowers' Special Counsel

EXHIBIT K-2              Form of Opinion of Borrowers' Regulatory Counsel

EXHIBIT L                Form of Pledge Agreement

EXHIBIT M                Form of Loss Payable Endorsement

EXHIBIT N                Form of Restricted Account Agreement

EXHIBIT O                Form of Holdings Pledge Agreement

EXHIBIT P                Form of Limited Guaranty

                                      SCHEDULES


SCHEDULE 2.01       Lucent Invoice

SCHEDULE 3.02       Consents

SCHEDULE 3.05       Litigation

SCHEDULE 3.09(a)    Governmental Authorizations and Approvals

SCHEDULE 3.09(b)    Material Agreements

SCHEDULE 3.09(c)    Intellectual Property

SCHEDULE 3.10       Environmental Matters

SCHEDULE 3.11       Plans

SCHEDULE 3.14       Filing Offices

SCHEDULE 3.16       Corporate and Fictitious Names

SCHEDULE 3.17       Insurance

SCHEDULE 3.19       Capitalization and Subsidiaries

SCHEDULE 3.20       Real Property, Leased Real Property and Easements

SCHEDULE 6.11       Transactions With Affiliates

SCHEDULE 8.04       Collection Accounts

          AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") dated as of September 22, 1997 among KMC TELECOM INC., a Delaware corporation ("KMC"), KMC TELECOM II, INC., a Delaware corporation ("KMC II"; KMC and KMC II being collectively referred to hereinafter as the "Borrowers" and sometimes individually as a "Borrower") and AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation ("Lender").

                                       RECITALS

     A. KMC and the Lender are parties to a certain Loan and Security Agreement dated as of December 31, 1996, as amended pursuant to that certain First Amendment to Loan and Security Agreement dated as of April 7, 1997 (such Loan and Security Agreement, as so amended being hereinafter referred to as the "Original Agreement"), providing for certain loans and other financial accommodations by the Lender to KMC.

     B. KMC and the Lender have agreed to amend the Original Agreement in certain respects, to, among other things, (i) increase the Commitment Amount to $70,000,000 and (ii) make KMC II a party as a Borrower under this Agreement, and have agreed to execute this Agreement as a restatement of the Original Agreement, in order to incorporate such amendments and the prior amendment into a single document.

     C. It is the intent of the parties hereto that the execution and delivery of this Agreement, made for the purpose described in the immediately preceding Recital, not effectuate a novation of the indebtedness outstanding under the Original Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.


                                      ARTICLE I
                    INTERPRETATION OF THIS AGREEMENT; DEFINITIONS


          SECTION 1.01. AMENDMENT AND RESTATEMENT. The Borrowers and the Lender hereby agree that, effective upon the execution and delivery of this Agreement by each such party: (a) the terms and provisions of the Original Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement, except that any grant of security by KMC to the Lender pursuant to Section 8.01 of the Original Agreement shall remain effective as of the date any such grant first became effective, and
(b) the indebtedness evidenced by the Original Agreement shall be payable solely in accordance with the terms of this Agreement and any Loan Documents delivered pursuant hereto. No party hereto shall have any obligations under the Original Agreement, except to the extent that any obligations thereunder may be restated in this Agreement or the other Loan Documents. The Borrowers and the Lender agree that the execution and delivery of this Agreement shall not effectuate a novation of the indebtedness outstanding under the Original Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.

          SECTION 1.02. DEFINITIONS. As used in this Agreement, the following words and terms shall have the meanings specified below:

          "ACCOUNTS" shall mean all present and future rights of either Borrower to payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

          "ADDITIONAL PURCHASE AGREEMENT" shall mean a purchase agreement between either Borrower and an Additional Vendor relating to the purchase of Equipment on terms and conditions reasonably satisfactory to Lender.

          "ADDITIONAL VENDOR" shall mean a vendor of Equipment other than Lucent, which Additional Vendor shall be reasonably satisfactory to Lender.

          "AFFILIATE" shall mean any Person other than Lender directly or indirectly controlling, controlled by or under common control with either Borrower and any officer or shareholder of such Person or either Borrower, which shareholder beneficially owns at least ten percent (10%) of the Common Stock of such Person or either Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by", and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of at least 10% of the Common Stock of a Person shall be deemed to constitute control.

          "APPLICABLE MARGIN" shall mean with respect to each Loan bearing interest at the Variable Rate, 5.00% per annum.

          "AVAILABLE CASH" shall mean on any date with respect to the Borrowers, the Borrowers' unrestricted available cash consisting of funds immediately available to the Borrowers plus that portion of the undrawn Commitment Amount for which the Borrowers would be able to fulfill all conditions precedent to drawdown on such date.

          "BENEFIT PLAN" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BUSINESS" shall mean the business of constructing, operating and maintaining the Systems and all operations related thereto or in support thereof.

          "BUSINESS DAY" shall mean any day not a Saturday, Sunday or legal holiday in the State of New York or New Jersey, on which banks are open for business in New York and New Jersey.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

          "CHANGE OF CONTROL" shall mean (A) Harold N. Kamine ceases to have senior management responsibilities with respect to the Business and other operations of the Borrowers, or (B) KMC Holdings no longer beneficially owns all of the outstanding Capital Stock of KMC or KMC II (other than as a result of the exercise of the Warrants.)

          "CHANGE OF CONTROL PREMIUM" shall mean the amount, which shall not be less than zero, by which (a) the present value of the remaining scheduled payments of principal and interest on the Loans discounted at a rate equal to the sum of (x) the "ask yield" to maturity of the United States Treasury Note trading closest to par with a maturity closest to the maturity of the Loans, as quoted in the Eastern Edition of THE WALL STREET JOURNAL (or any successor publication) on the date two Business Days prior to the making of the prepayment, and (y) 2.50%, exceeds (b) the outstanding principal balance of the Loans.

          "CLOSING DATE" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

          "COLLATERAL" shall mean, all property and interests in property now owned or hereafter acquired by either Borrower in or upon which a security interest, lien or mortgage is granted to Lender by either Borrower, whether under this Agreement or the other Loan Documents.

          "COLLATERAL ASSIGNMENT OF LEASES" shall mean the Collateral Assignment of Leases in the form of EXHIBIT B attached hereto, to be executed and delivered pursuant to SECTION 4.01 hereof.
          "COLLATERAL ASSIGNMENT OF LICENSES" shall mean the Collateral Assignment of Licenses in the form of EXHIBIT C attached hereto, to be executed and delivered pursuant to SECTION 4.01 hereof.

          "COLLECTION ACCOUNTS" AND "COLLECTION AGENT" shall have the meanings given to such terms in SECTION 8.04 hereof.

          "COMMERCIAL PAPER RATE" shall mean a floating rate of interest, adjusted on the first calendar day of each calendar quarter (i.e., January 1, April 1, July 1 and October 1 of each calendar year) and equal to the Applicable Margin plus the per annum rate of interest published in the Eastern Edition of THE WALL STREET JOURNAL as being the ninety day "commercial paper" rate

(identified in such edition of THE WALL STREET JOURNAL as high-grade unsecured notes sold through dealers by major corporations, PROVIDED, HOWEVER, that if such edition of THE WALL STREET JOURNAL quotes or publishes more than one such ninety day "commercial paper" rate, the highest of such rates will be used) on the Business Day prior to the Funding Date as the applicable rate for the second Business Day prior to the Funding Date, for the period from the Funding Date until the end of the calendar quarter in which the Funding Date occurs, and thereafter during each calendar quarter in which any Loan is outstanding, such rate as published on the second Business Day of such calendar quarter as the applicable rate on the first Business Day of such calendar quarter. In the event that THE WALL STREET JOURNAL is not published or fails to publish the ninety day "commercial paper" rate described above, Lender shall determine the applicable ninety day "commercial paper rate" for the applicable period using such means as it deems appropriate to reasonably approximate the interest rate on high-grade unsecured commercial paper notes having a maturity of ninety days sold through dealers by major corporations.

          "COMMITMENT" shall mean Lender's commitment to lend as set forth in
SECTION 2.01 hereof.

          "COMMITMENT AMOUNT" shall mean $70,000,000.

          "COMMITMENT TERMINATION DATE" shall mean October 1, 1999.

          "COMMON STOCK" shall mean with respect to any Person, all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "COMPLETED SYSTEM" shall mean any System of KMC which is fully operational, without switching capabilities, encompasses at least twenty route miles, and with respect to which all Governmental Approvals have been obtained and connectivity to at least one major interexchange carrier point-of-presence has been achieved.

          "CONSOLIDATED" or "CONSOLIDATED" refers, with respect to any Person, to the consolidation of the accounts of such Person and its Subsidiaries, if any, in accordance with GAAP.

          "CONTAMINANT" shall mean any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of any such substance or waste.

          "CORESTATES" shall mean CoreStates Bank, N.A.

          "DEBT" shall mean, with respect to any Person, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital or operating leases, (v) all Guarantees of such Person and (vi) all indebtedness, obligations or other liabilities in respect of any Interest Rate Agreement, PROVIDED (i) that the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP and (ii) that Debt shall not include any liability for Federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Debt" of either Borrower for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included.

          "DEFAULT" shall mean any event which but for the passage of time or giving of notice would constitute an Event of Default.

          "EASEMENTS" shall have the meaning ascribed to such term in SECTION
3.20 hereof.

          "EBITDA" shall mean, with respect to any Person for any period, an amount equal to Net Income before interest expense and fees with respect to Debt, taxes, depreciation and amortization, as determined in accordance with GAAP as calculated at the end of such period.

          "EQUIPMENT" shall mean the transmission and Switching Equipment (including related services and licenses, peripheral equipment, wiring and miscellaneous items) and the interduct and fiber optic cable (including related services and licenses, peripheral equipment and miscellaneous items) purchased by either Borrower from Lucent and/or an Additional Vendor pursuant to a Lucent Purchase Agreement and/or an Additional Purchase Agreement and all attachments, accessories, additions, substitutions, products, replacements, rentals and proceeds (including but not limited to insurance proceeds) thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as either Borrower, (ii) any partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with either Borrower and (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as either Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

          "EVENT OF DEFAULT" shall have the meaning given to such term in
ARTICLE IX hereof.

          "EVENT OF LOSS" shall mean, with respect to any item of Collateral, the actual or constructive loss of such item of Collateral or the use thereof, due to theft, destruction, damage beyond repair or damage from any reason whatsoever, to an extent which makes repair uneconomical, or rendition thereof unfit for normal use, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such item of Collateral by any Governmental Authority or any other Person, acting under or deemed to be acting under color of any Governmental Authority.

          "EXCESS OPERATING CASH FLOW" shall mean for the fiscal quarter preceding the date on which KMC intends to make an optional prepayment pursuant to the provisions of SECTION 2.07(A), Net Income of the Borrowers plus non-cash interest expense, depreciation and amortization and any other non-cash items of the Borrowers, minus scheduled principal payments of the Borrowers to Lender, lease payments and capital expenditures of the Borrowers, plus or minus changes in working capital of the Borrowers, as appropriate.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "FCC" shall mean the Federal Communications Commission or any successor commission or agency of the United States of America having jurisdiction over either Borrower or any System.

          "FIXED CHARGE COVERAGE RATIO" shall mean with respect to any consecutive four fiscal quarter period of the Borrowers, the ratio of (i) EBITDA for the Borrowers, collectively, calculated at the end of such period for the immediately preceding four fiscal quarters to (ii) Fixed Charges.

          "FINANCIALS" shall have the meaning given to such term in SECTION
3.03.

          "FIXED CHARGES" shall mean with respect to any fiscal period of the Borrowers, the sum of the following amounts calculated at the end of such period: (i) cash interest expense of the Borrowers, (ii) fees payable by the Borrowers to the Lender, (iii) scheduled principal payments required to be made by the Borrowers with respect to the Loans for the immediately succeeding four fiscal quarters, (iv) lease payments of the Borrowers for the immediately succeeding four fiscal quarters, and (v) capital expenditures of the Borrowers for the immediately succeeding four fiscal quarters.

          "FIXED RATE" shall mean a rate equal to the average of the "ask yields" of United States Treasury Notes trading closest to par and maturing in the month in which the remaining average life of the Loans ends (the "Term Month"), as quoted in the Eastern Edition of THE WALL STREET JOURNAL (or any successor publication) on a date two (2) Business Days prior to the Rate Selection Date (or if there is no United States Treasury Note maturity in such month, an interpolation by the Lender of the "ask yields" of United States Treasury Notes trading closest to par and maturity in the month closest but prior to, and in the month closest but subsequent to, the Term Month as quoted in the Eastern Edition of THE WALL STREET JOURNAL (or any successor publication) on the date two (2) Business Days prior to the Rate Selection Date, plus in either case, 5.50% per annum.

          "FUNDING DATE" shall mean the date upon which, subject to the satisfaction of all conditions precedent contained in SECTIONS 4.01 and 4.02, the initial Loans made after the Closing Date, shall be funded.

          "GOVERNMENTAL APPROVAL" shall mean, with respect to either Borrower, any license, permit or certificate of public convenience and necessity issued to either Borrower by the FCC, any PUC or any other Governmental Authority in connection with any System.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE" shall mean any obligation, contingent or otherwise, of any Person guaranteeing any indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness of the payment of such indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition of the Primary Obligor so as to enable the Primary Obligor to pay such indebtedness.

          "HIGH YIELD DEBT AND EQUITY OFFERING" shall mean the debt and equity issuance of at least $100,000,000 (in gross proceeds) by KMC Holdings, as contemplated in that certain letter to KMC dated September 8, 1997 from Morgan Stanley & Co. Incorporated.

          "HOLDINGS PLEDGE AGREEMENT" shall mean a Pledge Agreement executed by a shareholder of KMC Holdings in the form of EXHIBIT O attached hereto.

          "INTEREST RATE AGREEMENT" shall mean for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

          "INVESTMENT" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees, officers and directors and similar items, each made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Debt of such other Person to that Person, but excluding accounts owed by that other Person in the ordinary course of business. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person. The amount of any Investment shall be determined in conformity with GAAP.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

          "IRS" shall mean the Internal Revenue Service or any successor agency.

          "KMC HOLDINGS" shall mean KMC Telecom Holdings, Inc., a Delaware corporation.

          "KMC NOTE" shall mean the promissory note of KMC, substantially in the form of EXHIBIT E-1 attached hereto.

          "KMC II NOTE" shall mean the promissory note of KMC II, substantially in the form of EXHIBIT E-2 attached hereto.

          "KMC II SYSTEM" shall mean any System of KMC II with respect to which any asset included in such System has been financed by Lender.

          "KMC VIRGINIA" shall mean KMC Telecom of Virginia, Inc., a Virginia public service company.

          "LEASED REAL PROPERTY" shall have the meaning given to such term in
SECTION 3.20 hereof.

          "LENDER DEBT SERVICE" shall mean the sum of (i) cash interest expense for both Borrowers for the immediately succeeding four fiscal quarters, to be calculated by giving effect to the total Debt of both Borrowers outstanding to Lender on the last day of such fiscal quarter, with such Debt deemed to be accruing interest over the next four fiscal quarters at an interest rate equal to the interest rate in effect on such last day of such fiscal quarter, and (ii) scheduled principal payments of both Borrowers for the immediately succeeding four fiscal quarters, and shall be measured on the last day of each fiscal quarter.

          "LIBOR RATE" shall mean a floating rate of interest, adjusted on the first calendar day of each calendar quarter (i.e., January 1, April 1, July 1 and October 1 of each calendar year) and equal to the Applicable Margin plus the per annum rate of interest published in the Eastern Edition of THE WALL STREET JOURNAL as being the three-month "London Interbank Offered Rate" on the Business Day prior to the Funding Date as the applicable rate for the second Business Day prior to the Funding Date, for the period from the Funding Date until the end of the calendar quarter in which the Funding Date occurs, and thereafter during each calendar quarter during which any Loan is outstanding, such rate as published on the second Business Day of such calendar quarter as the applicable rate on the first Business Day of such calendar quarter. In the event that THE WALL STREET JOURNAL is not published or fails to publish the three-month "London

Interbank Offered Rate" described above, Lender shall determine the applicable three-month "London Interbank Offered Rate" using such means as it deems appropriate to reasonably approximate the interest rate at which deposits in U.S. dollars having a maturity of three-months are offered in London, England to prime banks in the London interbank market.

          "LIEN" shall mean any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, but excluding easements, rights of way or similar encumbrances on real property which are in the ordinary course and which do not materially affect the value, use and insurability of title of such real property.

          "LIMITED GUARANTY" shall mean a limited guaranty executed by a shareholder of KMC Holdings in the form of EXHIBIT P attached hereto.

          "LOAN" shall mean a Loan as made pursuant to SECTIONS 2.01 and 2.02 hereof.

          "LOAN DOCUMENTS" shall mean all agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, Interest Rate Agreements between either Borrower and Lender or any Participant and all other written matter whether heretofore, now, or hereafter executed by or on behalf of either Borrower or any other Person in connection with the transactions contemplated hereby and delivered to Lender, together with all agreements and documents referred to therein or contemplated thereby; provided, however, that the Subordinated Loan Agreement, the promissory note and other documents executed in connection therewith, and the documents executed in connection with the purchase by AT&T Credit Corporation or any Participant of equity interests in KMC and KMC Holdings shall not constitute Loan Documents.

          "LUCENT" shall mean Lucent Technologies, Inc.

          "LUCENT PURCHASE AGREEMENT" shall mean an agreement between either Borrower and Lucent for the purchase of Equipment, on terms and conditions satisfactory to Lender.

          "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect upon the condition (financial or otherwise), operations or properties of such Person, or upon the ability of such Person to perform under the Loan Documents.

          "MAXIMUM RATE" shall have the meaning given to such term in SECTION
2.10 hereof.

          "MILESTONE PLAN" shall mean the Milestone Plan of KMC attached as EXHIBIT A hereto.

          "MORTGAGES" shall mean mortgages or deeds of trust in favor of Lender, with respect to either Borrower's (i) owned real property and (ii) other interests in those items of real property and Easements, as specified by Lender, which mortgages and deeds of trust shall be in form and substance satisfactory to Lender.

          "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either Borrower or an ERISA Affiliate.


          "NET INCOME" shall mean, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

          "NOTES" shall mean the KMC Note and the KMC II Note.

          "OBLIGATIONS" shall mean all the obligations of either Borrower now or hereafter existing under this Agreement or any other Loan Document to which either Borrower is a party, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "PARTICIPANTS" shall mean each of General Electric Capital Corporation, a New York corporation, CoreStates Bank, N.A., a national banking association, each of their respective successors and assigns and each other financial institution which becomes a party to the Participation Agreement other than Lender.

          "PARTICIPATION AGREEMENT" shall mean that certain Participation Agreement of even date herewith among the Lender, the Borrowers and the Participants.

          "PARTICIPATION SHARE" shall have the meaning ascribed to such term in the Participation Agreement.

          "PAYMENT DATE" shall mean the first day of January, April, July and October in each calendar year, but if any such date is not a Business Day, the next succeeding Business Day, commencing October 1, 1997.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "PERIODIC REPORTING CERTIFICATE" shall mean a periodic reporting certificate in the form of EXHIBIT F attached hereto.

          "PERMITTED LIENS" shall have the meaning set forth in SECTION 6.01 hereof.

          "PERSON" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

          "PLAN" shall mean any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AGREEMENT" shall mean each of the Pledge Agreements executed in favor of the Lender by the shareholders of KMC and KMC II, in the form of EXHIBIT L attached hereto with respect to KMC Holdings and otherwise in form and substance satisfactory to Lender, with respect to any other Pledgor.

          "PLEDGORS" shall mean, collectively, the Person that have executed and delivered the Pledge Agreements.

          "PREPAYMENT PREMIUM" shall mean (A) with respect to the initial $35,000,000 in Loans advanced to KMC, (i) if the Loans are bearing interest at the Fixed Rate, an amount, which shall not be less than zero, by which (1) the present value of the remaining scheduled payments of principal and interest on the Loans made to KMC discounted at a rate equal to the sum of one percent (1.00%) plus the "ask yield" to maturity of the United States Treasury Note trading closest to par with a maturity closest to the average maturity of the Loans, as quoted in the Eastern Edition of THE WALL STREET JOURNAL (or any successor publication) on the date two (2) Business Days prior to the making of the prepayment in question exceeds the outstanding principal balance of the Loans made to KMC, multiplied by a fraction, the numerator of which is the outstanding principal balance of the Loans being prepaid and the denominator of which is the outstanding principal balance of the initial $35,000,000 in Loans made to KMC and (ii) if the Loans are bearing interest at the Variable Rate, one percent (1%) of the principal amount being prepaid on or prior to October 1, 2001 unless the prepayment of the Variable Rate Loans is being made totally out of Excess Operating Cash Flow or new loans from Lenders in an amount equal or greater to the outstanding principal balance of the Loans immediately prior to the prepayment in question, in which case no prepayment fee shall be charged, and if the Variable Rate Loans are being prepaid after October 1, 2001, $0, and
(B) with respect to any additional Loans advanced to KMC in excess of the initial $35,000,000 advanced to KMC, two percent (2%) of the principal amount being prepaid.

          "PUC" shall mean any state Governmental Authority having utility or telecommunications regulatory authority over either Borrower or any System.

          "PURCHASE DEBT" shall have the meaning ascribed to such term in
SECTION 6.13(IV).

          "RATE SELECTION DATE" shall mean August 15, 1999.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "REMEDIAL ACTION" shall mean actions required to (1) clean up, remove, treat or in any other way address Contaminants in the environment; (2) prevent the Release or threat of Release or prevent or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (3) perform preremedial studies and investigations and postremedial monitoring and care.

          "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043 of ERISA unless the reporting requirement with respect to such reportable event has been waived by the PBGC or other appropriate Governmental Authority.

          "SOLVENT" shall mean, at any time of determination, with respect to any Person:

           (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or mature liability.

          "STOCK OPTION PLAN" shall mean that certain 1997 Stock Purchase and Option Plan For Key Employees of KMC Holdings and Affiliates.

          "SUBORDINATED LOAN AGREEMENT" shall mean that certain Subordinated Loan and Security Agreement of even date herewith among the Borrowers and the Lender.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the such Person for financial statement purposes.

          "SWITCHING EQUIPMENT" shall mean telecommunications switches and associated electronics.

          "SYSTEM" shall mean each fiber optic telecommunications system to be constructed, developed, owned and operated by either Borrower in the United States of America as a competitive local exchange carrier in a designated metropolitan area, in accordance with the Milestone Plan, and all replacements, enhancements or additions thereto.

          "TEMPORARY CASH INVESTMENTS" shall mean (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Ratings Service and A-2 by Moody's Investors Service, Inc. maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and
(ii).

          "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to a Benefit Plan; (ii) the withdrawal of either Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which either Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on either Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of either Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "VARIABLE RATE" shall mean the Commercial Paper Rate or the LIBOR
Rate.

          "VOTING STOCK" shall mean securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "WARRANTS" shall mean the warrants granted to AT&T Credit Corporation and CoreStates to purchase voting Common Stock of KMC Holdings and KMC.

          SECTION 1.03. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis ("GAAP").

          SECTION 1.04. OTHERS DEFINED IN NEW JERSEY UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New Jersey (the "CODE") to the extent the same are used or defined therein.


                                      ARTICLE II
                                        LOANS

          SECTION 2.01. OUTSTANDING BALANCE; AGREEMENT TO LEND. (a) Prior to the Funding Date the aggregate outstanding principal balance of the Loans was
$32,187,235.08.   Subject to the terms and conditions hereof and of the
Participation Agreement and relying upon the representations and warranties of KMC herein, Lender agrees to make Loans to KMC in an aggregate amount not to exceed the Commitment Amount less the principal amount of Loans advanced to KMC II until the Commitment Termination Date.

          (b) Subject to the terms and conditions hereof and relying upon the representations and warranties of KMC II herein, Lender agrees to make Loans to KMC II in an amount equal to up to fifty-five percent (55%) of the invoiced price of Switching Equipment and related electronics Equipment as set forth in
SCHEDULE 2.01 hereto, which does not include installation charges, but in no event to exceed the lesser of (i) $15,000,000 or (ii) the Commitment Amount less the principal amount of Loans advanced to KMC.

          (c) The Borrowers acknowledge (i) that the Lender is not responsible for the failure of any Participant to fund its "Participation Share" (as defined in the Participation Agreement) of any Loan, (ii) that with respect to any Loan requested for which the conditions precedent have been satisfied, the Lender's funding obligation shall be limited to an amount equal to the Loan requested less the aggregate Participation Shares of all Participants, (iii) that the Lender obtained internal credit approval to fund for its own account not more than $30,000,000 in Loans, and (iv) acknowledge that if an Event of Default has occurred and has been declared by Lender or notice thereof has been provided to the Borrowers by Lender, then pursuant to the Participation Agreement, each Participant has the right to elect not to fund its Participation Share of a Loan.

          (d) If and to the extent that a Participant shall not have made its Participation Share available to the Lender, and Lender shall have funded such Participation Share to a Borrower requesting a Loan, then such Borrower agrees to repay to the Lender forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Lender, at the interest rate applicable at the time to the related Loan.

          SECTION 2.02. LOANS. (a) The proceeds of the Loans made to KMC shall be used by KMC to build and operate its Systems in accordance with the Milestone Plan and to purchase Equipment, and may, on request by KMC or at Lender's option in the case of Equipment, be paid by Lender, on behalf of KMC, directly to Lucent or an Additional Vendor, as applicable. Loans may also be used by KMC to pay transaction costs incurred in connection with the execution, delivery and performance of the Loan Documents and to pay interest on the Loans made to KMC. Each Loan shall be in a minimum principal amount of $500,000. Exclusive of advances for Switching Equipment, not more than $3,500,000 will be advanced for any Completed System; provided, however, that additional Loans may be made to finance expansion of Completed Systems upon satisfaction of all conditions precedent in SECTION 4.02. In no event shall the Loans made with respect to any System exceed one hundred percent (100%) of the invoiced price for the total property, plant and equipment for such System plus, without duplication, one hundred percent of the capitalized construction costs of such System, which capitalization shall be calculated in accordance with GAAP.

          (b) The proceeds of the Loans made to KMC II shall be used by KMC II to purchase the Switching Equipment for its Systems and related electronics Equipment listed on SCHEDULE 2.01, and may, on request by KMC II, be paid by Lender, on behalf of KMC II, directly to Lucent. Loans may also be used by KMC II to pay transaction costs incurred in connection with the execution, delivery and performance of the Loan Documents and to pay interest on the Loans made to KMC II.

          SECTION 2.03. PROCEDURE FOR LOAN REQUEST. A Borrower requesting a Loan shall deliver to Lender all items required under Article IV hereof, together with a Notice of Borrowing substantially in the form of EXHIBIT H attached hereto at least seven (7) Business Days prior to the date on which such Loan is requested to be made, which notice, once given, shall be irrevocable.
In the case of a Loan the proceeds of which will be used to purchase Equipment, the Notice of Borrowing will include a certificate of delivery and acceptance in the form included in EXHIBIT H and a copy of the invoice from the seller of the Equipment described in such invoice and in the case of a Loan the proceeds of which will be used to pay transaction, construction and operating costs, the Notice of Borrowing will include a copy of the invoice from the provider of the service or appropriate supporting documentation. Subject to the terms and conditions hereof, Lender shall make the Loan proceeds available to the applicable Borrower or the Person entitled to payment thereof at the bank account(s) specified in the Notice of Borrowing on the date specified in such Notice of Borrowing in U.S. dollars in immediately available funds.

          SECTION 2.04. THE NOTES. All the Loans made to KMC shall be evidenced by the KMC Note and shall mature on October 1, 2005. All Loans made to KMC II shall be evidenced by the KMC II Note and shall mature on October 1, 2005. Each Loan shall bear interest from its date on the outstanding principal balance thereof as set forth in SECTION 2.05. Lender is hereby authorized by either Borrower to register on Schedule A to the Note executed by it the date and amount of each Loan made to such Borrower, and to register the date and amount of each payment on each Loan made to such Borrower, and such Schedule A shall be conclusive evidence against such Borrower of the amounts owing to Lender with respect to the Loans made to such Borrower in the absence of manifest error; PROVIDED, HOWEVER, that the failure of Lender to register any such information on such schedule shall not in any manner affect the obligation of such Borrower to repay the Loans made to such Borrower in accordance with the terms of this Agreement.

          SECTION 2.05. INTEREST ON LOANS. (a) GENERAL. On or prior to the Commitment Termination Date each Loan shall bear interest at the rate per annum equal to the Commercial

Paper Rate, computed on the basis of a 360 day year and the actual number of days elapsed, compounded quarterly. After the Commitment Termination Date, all the Loans shall bear interest at the Fixed Rate or the Variable Rate, as set forth in a notice provided by the Borrowers to the Lender on or prior to the Rate Selection Date, computed on the basis of a 360 day year and the actual number of days elapsed, compounded quarterly. If the Borrowers select the Variable Rate, then on or prior to the Commitment Termination Date, the Borrowers shall enter into an Interest Rate Agreement upon terms and with counterparties acceptable to the Lender to provide the Borrowers with payments in an amount equal to the interest on the Loans in excess of twelve percent (12%) per annum throughout the remaining term of the Loans.

          (b) DEFAULT INTEREST. If either Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder on its due date and such default shall continue uncured for ten days, then both Borrowers shall, on demand, thereafter pay interest on all Loans at a rate that is four percent (4.00%) per annum above the rates of interest otherwise payable on all the Loans from the date such payment is due to the date such payment default is either cured or waived in writing by Lender. If any other Event of Default shall occur and be continuing, then the Borrowers shall, on demand, thereafter pay interest on all the Loans at a rate that is two percent (2.00%) per annum above the rates of interest otherwise payable on the Loans from the date of the occurrence of such Event of Default until the date such Event of Default has been cured or waived in writing by Lender; PROVIDED, that in the event that an Event of Default described in the first sentence of this clause (b) shall occur at any time that a Default described in this sentence has occurred and is continuing, then the rate of interest described in the first sentence of this clause (b) shall apply.

          (c) ADDITIONAL INTEREST. In the event that five days after the Closing Date KMC Holdings shall not have (i) executed an unlimited guaranty of the Obligations of KMC, (ii) executed a Pledge Agreement pledging all of the Capital Stock of KMC to Lender, and (iii) delivered stock certificates to Lender representing all of the Capital Stock of KMC together with undated stock powers executed in blank, the Borrowers shall thereafter pay interest on all the Loans at a rate that is two percent (2.00%) per annum above the rates of interest otherwise payable on the Loans from such date until all the conditions specified in clauses (i), (ii) and (iii) have been fulfilled.

          SECTION 2.06. PAYMENTS. (a) Interest on each Loan shall be payable quarterly in arrears on each Payment Date.

          (b) The outstanding principal balance all of the Loans made to the Borrowers shall be payable in twenty-four consecutive quarterly installments beginning on the ninth Payment Date (i.e. the Payment Date occurring on January 1, 2000). The amount of each quarterly principal payment due on each Payment Date shall be as follows:

     Payment Date Number                 Principal Amount
     -------------------                 ----------------
           9 to 20                        $1,750,000
          21 to 28                        $3,500,000
          29 to 31                        $5,250,000
             32                           Balance Due


          (c) Payments made with respect to the Loans by each Borrower shall be applied by Lender first to unpaid and accrued fees and interest and then to the outstanding unpaid principal balance of the Loans of such Borrower, PROVIDED, HOWEVER, that on and after the occurrence and during the continuance of an Event of Default, any payments received by Lender shall be applied to the Obligations in any manner Lender shall determine.

          SECTION 2.07. OPTIONAL PREPAYMENT OF LOANS; MANDATORY PREPAYMENT OF LOANS. (a) Provided that no Event of Default has occurred and is continuing,
(i) KMC shall have the right upon the provision of sixty days' prior written notice to Lender, which notice, once given, shall be irrevocable, on any Payment Date occurring on or after October 1, 2000, to prepay the outstanding principal of the Loans in an aggregate amount of $100,000 or a multiple thereof, together with accrued interest thereon and the aggregate Prepayment Premium applicable thereto, and (ii) KMC II shall have the right upon the provision of sixty days' prior written notice to Lender, which notice, once given, shall be irrevocable, on any Payment Date to prepay the outstanding principal balance of all, but not less than all, of the Loans made to it together with accrued interest thereon but without premium or penalty. The amount of principal so prepaid by either Borrower shall be applied to the remaining principal payments of the Loans made to such Borrower in the inverse order of maturity.

          (b) Upon the occurrence of a Change of Control, at the sole option of Lender, the Borrowers shall prepay the outstanding principal balance of the Loans and all the other Obligations on a date designated by Lender, together with accrued interest and the Change of Control Premium (but without the Prepayment Premium).

          (c) Upon the occurrence of any Event of Loss with respect to any item of Collateral that is not repaired or replaced (other than an item of Collateral no longer used or useful in the Business) such that after such repair or replacement it has a value at least equal to its value prior to the occurrence of such Event of Loss, the affected Borrower shall make a principal prepayment in an amount equal to the replacement value of the item of Collateral which suffered the Event of Loss, together with accrued interest thereon (but without the Prepayment Premium) with such principal payment to be applied, PRO RATA, to the principal installments of the Loans to such Borrower in the inverse order of maturity.

          (d) If the aggregate principal balance of the Loans at any time exceeds the Commitment Amount, then the Borrowers shall immediately repay to Lender, without Prepayment Premium, upon notice from Lender, the amount by which the outstanding principal balance of the Loans exceeds the Commitment Amount, together with all accrued and unpaid interest on such excess principal up to the date of repayment.

          (e)  Upon the completion of the High Yield Debt and Equity Offering,
(i) at the sole option of Lender, KMC II shall prepay all of the Loans made to it, together with accrued interest thereon but without premium or penalty, and
(ii) KMC II may, at its option, prepay all of the Loans made to it, together with accrued interest thereon but without premium or penalty.

          (f) Upon prepayment of all the Loans made to KMC II, KMC II shall have no further rights to borrow hereunder, and except as otherwise provided in
SECTION 10.07, KMC II shall have no further obligations hereunder, and the Lender shall release the Collateral of KMC II and its Lien on the Capital Stock of KMC II, and all references herein to "Borrowers", "either Borrower" or "each Borrower" shall thereafter be deemed to be a reference solely to KMC.

          (g) On June 30, 1998 KMC II shall prepay all of the Loans made to it, together with accrued interest thereon but without premium or penalty.

          SECTION 2.08. FEES. (a) If less than fifty percent (50%) of the Commitment Amount has been advanced to the Borrowers on or prior to December 31, 1997, the Borrowers shall pay and the Borrowers shall be jointly and severally liable to Lender for payment of a nonutilization fee of one quarter percent (0.25%) of the quarterly unused Commitment Amount, which fee shall be calculated on the basis of the unused amount of the Commitment Amount as of the last day of each quarter preceding a Payment Date and shall be payable on each Payment Date following such last day of a quarter beginning on January 1, 1998 until and including the Payment Date following the Commitment Termination Date.

          (b) The Borrowers shall pay Lender and shall be jointly and severally liable to Lender for payment of an annual administration fee of $100,000 on the first Payment Date of each calendar year beginning January 1, 1998.

          SECTION 2.09. PAYMENT, ETC. All payments by the Borrowers hereunder and under the Notes shall be made to Lender by wire transfer or other electronic payment method to Lender's account at AT&T Capital Corp., Chase Manhattan Bank, N.Y., N.Y., ABA# 021000021, Account # 322021979, reference Capital Markets -- KMC Telecom, or to such bank account as Lender may designate, for the account of Lender in U.S. dollars in immediately available funds by 12:00 p.m., New Jersey time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from the day such Loan is made up to and including the day prior to the date on which such Loan is paid in full.
Payments received after 12:00 p.m. shall not be given credit until the next Business Day, and the Borrowers shall be liable for interest, if any, accruing on such payment until the next Business Day.

          SECTION 2.10. MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision contained herein, the total liability of the Borrowers for payment of interest pursuant hereto and the Notes, including any other charges or other amounts, to the extent such charges and other amounts are deemed to be interest, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Borrowers (the "MAXIMUM RATE"). If any payments by either Borrower include interest in excess of the Maximum Rate,

Lender shall apply such excess to the reduction of the unpaid principal amount owing by such Borrower, or if none is due, such excess shall be returned to such Borrower.

          SECTION 2.11. INCREASED CAPITAL. If the Lender or any Participant which is subject to minimum capital requirements determines that compliance by such Person, with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Person, or any corporation controlling such Person, and such Person reasonably determines that the amount of such capital is increased by or based upon any commitment to lend hereunder or under the Participation Agreement or making or maintaining Loans, and other commitments of this type, then, upon demand by such Person, the Borrowers agree to, within three (3) days of such demand, pay to such Person, from time to time as specified by such Person, additional amounts sufficient to compensate such Person in the light of such circumstances, to the extent that such Person reasonably determines such increase in capital to be allocable to such Person's commitment or maintenance of Loans hereunder or pursuant to the Participation Agreement. A certificate as to the amount of such increased cost, submitted to the Borrowers by the applicable Person shall, absent manifest error, be conclusive and binding on the Borrowers for all purposes.

          SECTION 2.12. JOINT AND SEVERAL LIABILITY; CONTRIBUTION. (a) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents but subject to the provisions of SECTION 2.07(F), all payment and performance Obligations arising under this Agreement and the other Loan Documents shall be joint and several obligations of each Borrower secured by all the Borrowers' Collateral. Lender may apply any portion of any Borrower's Collateral to satisfy any of the Obligations of any other Borrower.

          (b)  CONTRIBUTION AND INDEMNIFICATION BETWEEN THE BORROWERS.   To the
extent that either Borrower shall, as a result of the operation of SECTION 2.12, pay any Obligation of the other Borrower under the Loan Documents (such payment being referred to as an "Accommodation Payment"), then such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by the other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of both the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code , Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.


                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants to Lender that:

          SECTION 3.01. ORGANIZATION; POWERS. (a) Such Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) is qualified to do business in the jurisdiction in which its principal place of business is located and in every other jurisdiction where such qualification is necessary;

          (b) such Borrower has the power and authority to own its properties, to carry on its business as now conducted; and

          (c) such Borrower has the power and authority to execute and deliver and perform this Agreement and the other Loan Documents to which it is a party, to borrow hereunder, and will have the power to execute and deliver any Mortgages and Collateral Assignments of Leases or other instruments as agreed to be delivered by it subsequent to the date hereof.

          SECTION 3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and the Loans hereunder:

          (a) have been duly authorized by such Borrower's Board of Directors and, if necessary, such Borrower's stockholders;

          (b) (1) do not violate (i) any existing provision of law applicable to such Borrower and not immaterial to its business, (ii) such Borrower's Certificate or Articles of Incorporation or (iii) any applicable order of any court or other governmental agency, and (2) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which such Borrower is a party or by which such Borrower or any of such Borrower's property is bound;

          (c) do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of such Borrower other than the Liens granted pursuant to this Loan Agreement or the other Loan Documents;

          (d) constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; and

          (e) do not, as of the date of execution hereof, require any governmental consent, filing, registration or approval except as set forth on
SCHEDULE 3.02.

          SECTION 3.03. FINANCIAL STATEMENTS. KMC has furnished to the Lender the audited consolidated financial statements of KMC dated as of December 31, 1996, and the unaudited consolidated financial statements for the fiscal quarter ended June 30, 1997 and for the period ended July 31, 1997, which statements are attached hereto as EXHIBIT I (collectively, the "FINANCIALS"). The Financials have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and are complete and correct in all material respects. As of the date of the Financials, (a) the Financials fairly represent KMC's financial position and results of operations; and (b) there are no omissions from the Financials or any other facts or circumstances not reflected in the Financials which are or may be material according to GAAP.

          SECTION 3.04. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the condition (financial or otherwise), operations or properties of KMC or KMC II since the date of the Financials.

          SECTION 3.05. LITIGATION. Except as set forth on SCHEDULE 3.05, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Borrower against or affecting such Borrower or any property or rights of such Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of either Borrower to carry on business substantially as now being conducted or as presently contemplated or would result in any Material Adverse Effect.

          SECTION 3.06. TAX RETURNS. Such Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which such Borrower shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

          SECTION 3.07. NO DEFAULTS. Such Borrower is not in default (i) with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which is likely to have a Material Adverse Effect, or
(ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which such Borrower is a party or by which any of its assets are bound, which is likely to have a Material Adverse Effect.

          SECTION 3.08. PROPERTIES. Such Borrower has good and marketable title to all its material properties and assets and all Collateral of such Borrower is free and clear of all Liens of any nature whatsoever, except Permitted Liens.

          SECTION 3.09.  LICENSES, MATERIAL AGREEMENTS, INTELLECTUAL PROPERTY.
(a) Such Borrower has obtained all Governmental Approvals and approvals of any Governmental Authority having jurisdiction over such Borrower which Governmental Approvals and approvals are necessary or appropriate for the construction and operation of the Systems as are presently operating, as contemplated in the Milestone Plan. Such Governmental Approvals and approvals are correctly listed on SCHEDULE 3.09(A) and constitute the only material licenses, permits or franchises or other Governmental Approvals of any Governmental Authority required in connection with the Systems as are presently operating. All Governmental Approvals of such Borrower are in full force and effect, are duly issued in the name of, or validly assigned to, such Borrower and such Borrower has the power and authority to operate thereunder.

          (b) SCHEDULE 3.09(B) accurately and completely lists all material agreements to which such Borrower is a party, including, without limitation, all purchase agreements, construction contracts, right of way or right of occupancy agreements, lease agreements, consulting, employment, management and related agreements. All of the foregoing agreements are valid, subsisting and in full force and effect and none of such Borrower, or, to the best of such Borrower's knowledge and belief, any other parties, are in material default thereunder. Such Borrower has given true and complete copies of all such agreements to Lender.

          (c) Such Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as presently conducted without any known conflict with the rights of others. SCHEDULE 3.09(C) accurately and completely lists all such rights.

          SECTION 3.10. COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 3.10, the operations of such Borrower comply in all material respects with all applicable federal, state or local laws and regulations, including environmental, health and safety statutes and regulations. None of the operations of such Borrower is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation. None of the operations of such Borrower is the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release. Except as disclosed on SCHEDULE 3.10, such Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release. Except as disclosed on SCHEDULE 3.10, such Borrower has no contingent liability of which such Borrower has knowledge or reasonably should have knowledge in connection with any Release.

          SECTION 3.11. ERISA. None of such Borrower or any ERISA Affiliate of such Borrower maintains or contributes to any Plan other than a Plan listed on
SCHEDULE 3.11 hereto. Each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC. Except as disclosed on SCHEDULE 3.11, none of such Borrower or any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employee after termination of employment other than as required by Section 601 of ERISA. None of such Borrower or any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the IRC), whether waived or not waived. None of such Borrower or any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. None of such Borrower or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. None of such Borrower or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. None of such Borrower or any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment. None of such Borrower or any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

          SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Such Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. Such Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.13. FEDERAL RESERVE REGULATIONS. Such Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans made to such Borrower will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

          SECTION 3.14. COLLATERAL. The security interests granted by ARTICLE VIII hereof, and accompanying financing statements, when duly filed in the offices and jurisdictions set forth on SCHEDULE 3.14 hereof, create valid and perfected first priority Liens in and to the Collateral of such Borrower, enforceable against other Persons in all jurisdictions securing the payment, as applicable, of the Obligations hereunder. Upon filing such financing statements, to the extent that the filing of a financing statement is sufficient to perfect a security interest, no further action is required to perfect the Liens of Lender in the Collateral of such Borrower described in SECTION 8.01.

          SECTION 3.15. CHIEF PLACE OF BUSINESS. As of the Closing Date, the chief executive office and principal place of business address of such Borrower is 1545 Route 206,

Bedminster, New Jersey 07921. If any change in any such location occurs, such Borrower shall notify Lender thereof not later than ten days after the occurrence thereof. As of the date of execution hereof, the books and records of such Borrower and all chattel paper and all records of account are located at the principal place of business or chief executive office of such Borrower and if any change in such location occurs, such Borrower shall notify Lender thereof not later than ten days after the occurrence thereof.

          SECTION 3.16. OTHER CORPORATE NAMES. Except as set forth on SCHEDULE 3.16, such Borrower has not used and does not now use and will not use any corporate or fictitious name.

          SECTION 3.17. INSURANCE. SCHEDULE 3.17 contains a description of all insurance which such Borrower maintains or has maintained on its behalf. All of such insurance is in full force and effect.

          SECTION 3.18. MILESTONE PLAN. The Milestone Plan represents good faith projections of future financial performance of KMC for the periods set forth therein. Such document has been prepared on the basis of the assumptions set forth therein, which KMC believes are reasonable in light of current and reasonably foreseeable business conditions.

          SECTION 3.19. CAPITALIZATION AND SUBSIDIARIES. The classes of Capital Stock, number of authorized shares, number of outstanding shares and par values or other designations of the Capital Stock or other equity securities or beneficial interests of such Borrower are correctly set forth on SCHEDULE 3.19. All the outstanding shares of Capital Stock or other equity securities or beneficial interests of such Borrower are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth on
SCHEDULE 3.19, there are no: (A) outstanding shares of Capital Stock or other equity securities or beneficial interests or other securities convertible into or exchangeable for shares of Capital Stock or other equity securities or other beneficial interests of such Borrower, (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which such Borrower may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any shares of Capital Stock or other equity securities or beneficial interests of such Borrower, or (C) Subsidiaries of such Borrower. KMC Holdings beneficially owns all of the equity interests of such Borrower (without giving effect to any exercise of the Warrants).

          SECTION 3.20. REAL PROPERTY, LEASES AND EASEMENTS. Such Borrower owns the real property described on SCHEDULE 3.20. Set forth on SCHEDULE 3.20 is a list of (i) all real property leased by such Borrower (the "LEASED REAL PROPERTY") and (ii) all easements, rights of way, rights of occupancy, licenses and similar rights with respect to real property granted to such Borrower not otherwise disclosed to Lender on a title report delivered to Lender pursuant to the terms hereof (together with all easements, rights of way, rights of occupancy, licenses and similar rights with respect to real property granted to such Borrower which are so disclosed, collectively, the "EASEMENTS"). Also set forth on SCHEDULE 3.20 is a street address of the real property and

Leased Real Property locations described above, including a description of such properties' current use. Except as set forth in SCHEDULE 3.20, such Borrower's interests in the owned real property, the Leased Real Property and the Easements are sufficient in order for such Borrower to conduct its business and operations as presently conducted.

          SECTION 3.21. SOLVENCY. After giving effect to any Loans made to such Borrower hereunder, the disbursement of the proceeds of such Loans pursuant to such Borrower's instructions and the execution, delivery and performance of each of the Loan Documents and transactions contemplated thereby, such Borrower is Solvent and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and has no knowledge of any Person contemplating the filing of any such petition against such Borrower.

          SECTION 3.22. BROKERS, ETC. Such Borrower has not dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions being effected contemporaneously with this Agreement other than Hackman, Baring & Co. and Jefferies & Co., and such Borrower covenants and agrees to indemnify and hold harmless Lender from and against, any broker's fee, finder's fee or commission in connection with such transactions.

          SECTION 3.23. NO MATERIAL MISSTATEMENTS. Except for previous business plans submitted to Lender which have been updated and superseded by the Milestone Plan, neither any report, financial statement, exhibit or schedule furnished by or on behalf of such Borrower to Lender in connection with the negotiation of this Agreement and the other Loan Documents or included herein or therein, nor any other information required to be furnished pursuant to the provisions of ARTICLE V hereof, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

          SECTION 3.24. KMC VIRGINIA. KMC Virginia has no assets or liabilities other than its corporate organization documents, Governmental Approvals and contract rights and obligations and does not engage in any business.


                                      ARTICLE IV
                                 CONDITIONS FOR LOANS

          The obligations of Lender to make Loans hereunder are subject to the accuracy, as of the Funding Date and as of the date of making of each of the Loans after the Funding Date, of the representations and warranties contained in
ARTICLE III and the other Loan Documents, to the performance by each Borrower of its obligations to be performed hereunder on or before the date of such Loan and to the satisfaction of the following further conditions:

          SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOAN AFTER THE CLOSING DATE. In the case of the Loans to be made on the Funding Date:

          (a) All then applicable legal matters incident to this Agreement and the other Loan Documents shall be reasonably satisfactory to counsel for Lender.

          (b) Lender shall have received payment in full of the nonrefundable commitment fee of $350,000 (which is in addition to the $350,000 commitment fee paid under the Original Agreement), and all the other documented out-of-pocket costs and expenses of Lender incurred on or prior to the Funding Date, including, without limitation, reasonable attorneys' and paralegals' fees and expenses and the fees and expenses incurred in connection with preparation of any environmental audits.

          (c) Lender shall have received the following items, in each case in form and substance satisfactory to Lender:

               (i)     the Financials;

               (ii) the Milestone Plan showing in reasonable detail and specifying any material underlying assumptions, for the subsequent 9 year period, KMC's anticipated revenues and expenses and projected statements of cash flow and information with respect to projected capital expenditures and changes in working capital over such period, and a detailed Systems construction and buildout schedule;

               (iii) certificates substantially in the form of EXHIBITS J-1 and J-2 hereto, dated the Funding Date or dated the Closing Date and a reaffirmation of such certificate dated the Funding Date, of the secretaries or assistant secretaries of each of the Borrowers and KMC Holdings, certifying (1) the names and true signatures of the officers authorized to sign each Loan Document to which either Borrower or KMC Holdings is a party, (2) the resolutions of the Board of Directors of either Borrower or KMC Holdings approving the transactions contemplated by the Loan Documents to which each is a party, and (3) each Borrower's or KMC Holdings's bylaws;

               (iv) the written opinion of special, regulatory counsel for the Borrowers and KMC Holdings, dated the Funding Date, addressed to Lender (and upon which the Participants may rely) and satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel for Lender, which opinions shall be substantially in the forms set forth in EXHIBITS K-1 and K-2 attached hereto;

               (v) a Pledge Agreement duly executed by KMC Holdings with respect to the Capital Stock of KMC II, together with stock certificates for all the Capital Stock of KMC II and undated stock powers executed in blank;

               (vi) an unlimited guaranty of KMC Holdings, duly executed by KMC Holdings in the form of EXHIBIT G hereto with respect to the Obligations of KMC II;

               (vii) certificates of appropriate public officials dated not more than 30 days prior to the Funding Date, as to the legal existence or qualification, and good standing of each Borrower and KMC Holdings from such Person's jurisdiction of organization and from the jurisdiction in which such Person has its principal place of business;

               (viii) each Borrower's and KMC Holdings's Certificate or Articles of Incorporation, as amended, modified or supplemented on or prior to the Funding Date, each certified to be true, correct and complete by the Secretary of State of the state in which such Person is organized;

               (ix) loss payable endorsements substantially in the form of EXHIBIT M attached hereto with respect to each Borrower's insurance policies relating to the Collateral, and insurance certificates required by SECTION 5.04(G) from nationally recognized insurance brokers with respect to each Borrower's insurance policies;

               (x) with respect to each Borrower's then existing Collection Accounts, Restricted Account Agreements substantially in the form of EXHIBIT N attached hereto, duly executed by the applicable Borrower and the financial institutions maintaining the Collection Accounts;

               (xi) the duly executed Collateral Assignment of Licenses by KMC, together with consents to assignment of licences and rights from Persons designated by Lender duly executed by such Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to Lender;

               (xii) the duly executed Collateral Assignment of Leases by KMC, together with consents to assignment, duly executed by the appropriate Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to Lender with respect to those leased properties specified by Lender, together with landlord waivers in the form of EXHIBIT D hereto executed by the appropriate landlord;

               (xiii)  the Notes duly executed and delivered by the Borrowers;

               (xiv) completed environmental questionnaires and indemnity agreement executed by the applicable Borrower and Phase I Environmental Reports with respect to premises described on SCHEDULE 3.10;

               (xv) an Access Agreement executed and delivered by Cogeneration Services, Inc. with respect to KMC II's premises located at 1545 Route 206, Suite 300, Bedminster, New Jersey in form and substance satisfactory to Lender;

               (xvi) Holdings Pledge Agreements executed by each of the shareholders of KMC Holdings other than AT&T Credit Corporation and CoreStates, together with stock certificates for seventy-five percent (75%) of the Capital Stock of KMC Holdings and undated stock powers duly executed in blank; and

               (xvii) Limited Guaranties executed by the shareholders of KMC Holdings referred to in clause (xvi) above.

          (d) Lender shall have satisfactorily completed its review of any Lucent Purchase Agreement, any Additional Purchase Agreements, construction and maintenance contracts, and right of way agreements related to the Systems being financed with the initial Loan made after the Closing Date and the interconnection agreements for each System being financed with the initial Loan made after the Closing Date.

          (e) Lender shall have received evidence satisfactory to Lender that Lender's security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens, including by means of the filing of Mortgages, the Collateral Assignment of Licenses, the Collateral Assignment of Leases, obtaining consents thereto, leasehold mortgages and UCC-1 financing statements in certain filing and recording offices, and the taking of possession of stock certificates and other instruments; provided, however, that no third party consents shall be required with respect to KMC II except as specifically provided in SECTION 4.02(N).

          (f) Lender shall have received evidence satisfactory to Lender, including the results of searches conducted in the mortgage recording, UCC, tax Lien and judgment filing records in each appropriate filing office or jurisdiction, that there are no Liens against the Collateral except Permitted Liens.

          (g) Lender shall have received evidence satisfactory to Lender that neither Borrower has any Debt other than as described in SCHEDULE 6.13 and that the holders of any such Debt shall have executed subordination and standstill agreements satisfactory to the Lender.

          (j) Lender has obtained or waived in writing with respect to each real estate and material equipment lease and each mortgage of either Borrower relating to the Systems being financed with the initial Loan made after the Closing Date (i) the right from the applicable lessors and mortgagees to cure all payment defaults under such leases and mortgages by making payment directly to the applicable lessors and mortgagees and (ii) landlord waivers and consents, as Lender may require, with respect to each leased facility.

          (k) Lender shall have satisfactorily completed its due diligence investigation of the Borrowers and the Systems and the Borrowers' other assets, and their respective officers and directors including, without limitation, environmental reviews, engineering reviews, review of material agreements of the Borrowers and review of easement matters.

          (l) All right of way agreements with respect to each System under construction shall be sufficient to allow full operation of such System and shall solely with respect to each such System of KMC, be assignable to Lender or its designee.

          (m) The Borrowers shall have entered into an Interest Rate Agreement upon terms and with counterparties satisfactory to Lender providing for the payment to Borrowers of an amount equal to all interest in excess of twelve percent (12%) per annum on a notional principal amount of $35,000,000 for the period from the Funding Date to the Commitment Termination Date.

          (n) There shall not have occurred in the opinion of Lender, any material adverse change in either Borrower's or KMC Holdings's senior management team, which shall comprise its Chief Executive Officer, Chief Financial Officer and Executive Vice President - Field Sales and Operations.

          (o) Lender shall have made equity investments in KMC Holdings of at least $10,000,000 in the aggregate.

          (p) Lender shall have advanced $10,000,000 to KMC pursuant to the Subordinated Loan Agreement.

          (q) Lender and the Participants shall have executed and delivered the Participation Agreement, pursuant to which the Participants shall have agreed to purchase participations equal to 57.14285% of each Loan.

          (r) Lucent shall have executed and delivered to the Lender, in form and substance satisfactory to the Lender, a consent to collateral assignment of the Lucent Purchase Agreement.

          SECTION 4.02. CONDITIONS PRECEDENT TO ALL LOANS. In the case of each Loan hereunder:

          (a)  The representations and warranties of each Borrower set forth in
ARTICLE III or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though such representations and warranties had been made on and as of such date.

          (b) At the time of each such Loan, and after giving effect to such Loan, each Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing.

          (c) At the time of each such Loan and after giving effect to each such Loan, there shall have been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of either Borrower since the date of the Financials.

          (d) Such Loan, when combined with Loans previously made to the Borrowers, shall not exceed the Commitment Amount.

          (e) All legal matters incident to such Loan and the Loan Documents shall be satisfactory to counsel for Lender.

          (f) Lender shall have received a Notice of Borrowing for the Loan and acceptance certificate and invoices required by SECTION 2.03. In the case of a Loan the proceeds of which will be used to purchase Equipment, the Notice of Borrowing will include a certificate of delivery and acceptance in the form included in Exhibit H and a copy of the invoice from the seller of the Equipment described in such invoice and in the case of a Loan the proceeds of which will be used to pay transaction, construction and capitalized operating costs, the Notice of Borrowing will include a copy of the invoice from the provider of the service or appropriate supporting documentation.

          (g) Lender shall have first priority Liens on all personal and real property assets of KMC that comprise or relate to all Completed Systems on the date of each Notice of Borrowing, collateral assignments of all material third party agreements relating to such Completed Systems, consented to by the applicable third parties, and first priority Liens on all Switching Equipment of KMC II financed by Lender.

          (h) Lender shall have received copies of such lien waivers and other acknowledgments from Persons constructing the Systems of KMC, any subcontractors or vendors (including Lucent or each Additional Vendor) with respect to the construction of the Systems of KMC as the Lender may reasonably request.

          (i) All fees and expenses which are due and payable to Lender on or prior to the date of the advance of such Loan shall have been paid.

          (j) If the use of the Loan proceeds are for purposes of financing a System of KMC which is not a Completed System, Lender shall have (i) first priority Liens on all personal and real property assets of KMC that comprise or relate to such System, (ii) received evidence that all necessary Governmental Approvals for such System have been obtained, and (iii) received confirmation of such other matters as may be required by Lender's counsel.

          (k) Lender shall have satisfactorily completed its review of any Additional Purchase Agreements, construction and maintenance contracts related to the Systems of KMC being financed with such Loan and the interconnection agreements for each System of KMC being financed with such Loan.

          (l) Lender shall have obtained or waived in writing with respect to each real estate and material equipment lease, each mortgage of KMC, and each material third party agreement of KMC relating to the Systems of KMC being financed with such Loan (i) the right from the applicable lessors and mortgagees to cure all payment defaults under such leases and mortgages by making payments directly to the applicable lessors and mortgagees, (ii) landlord waivers and consents, as Lender may require, with respect to each leased facility, and (iii) consents to collateral assignment, as the Lender may require, with respect to each such material third party agreement.

          (m) If the use of the Loan proceeds are for purposes of financing a particular System of KMC for the first time, Lender shall have received a design and engineering study and technical and construction operational review of such System, including without limitation evidence of basic technology based on Bellcore standards or recommendations.

          (n) If KMC II is requesting the Loan (A) Lucent shall have (i) released its Lien on the Switching Equipment and related electronics Equipment to be financed with the Loan proceeds, (ii) delivered such Switching Equipment and related electronics Equipment to KMC II or to Lucent's Mauro, Georgia assembly site, and (iii) agreed in writing to grant Lender access to the Mauro, Georgia assembly site in the event Lender forecloses on any such Switching Equipment and related electronics Equipment of KMC II located there and to permit Lender to remove such Switching Equipment and related electronics Equipment, (B) the landlord of any premises of KMC II on which any such Switching Equipment is located shall have executed a landlord waiver substantially in the form of EXHIBIT D attached hereto, and (C) the mortgagee of any premises of KMC II on which any Switching Equipment is located shall have executed a mortgagee waiver in form and substance satisfactory to Lender.

          (o) With respect to any Loan requested five days after the Closing Date or at time thereafter, all the conditions specified in clauses (i), (ii) and (iii) of SECTION 2.05(C) shall have been fulfilled.

                                      ARTICLE V
                                AFFIRMATIVE COVENANTS

          Each Borrower covenants and agrees with Lender that on and after the Funding Date and as so long as the Agreement shall remain in effect with respect to such Borrower or any Obligations hereunder or under any of the other Loan Documents are unpaid:

          SECTION 5.01. CORPORATE AND FRANCHISE EXISTENCE. Such Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in its jurisdiction of its organization, and in all other jurisdictions in which such qualification is necessary in view of its business and operations and property and preserve, protect and keep in full force and effect its material rights and its Governmental Approvals.

          SECTION 5.02. COMPLIANCE WITH LAWS, ETC. Such Borrower shall comply in all material respects with all laws and regulations applicable to it and all material contractual obligations applicable to it.

          SECTION 5.03. MAINTENANCE OF PROPERTIES. Such Borrower shall at all times maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with prudent industry practices and sound business judgment and with respect to the maintenance of machinery and equipment, in compliance with applicable government regulations, manufacturers' warranty requests and any licensing requirements.

          SECTION 5.04.  INSURANCE.

          (a) COVERAGE. Without limiting any of the other obligations or liabilities of such Borrower under this Agreement, such Borrower shall carry and maintain, and require each contractor retained in connection with the construction of any System to carry and maintain, each at its own expense, at least the minimum insurance coverage set forth in this SECTION 5.04. Such Borrower shall also carry and maintain any other insurance that the Lender may reasonably require from time to time. All insurance carried pursuant to this
SECTION 5.04 shall be placed with such insurers that have an A.M. Best rating of A:X or better, or as may be acceptable to the Lender. Such coverage shall be in such form, with terms, conditions, limits and deductibles as shall be acceptable to the Lender.

          (b) CONSTRUCTION PERIOD. During the period from, and including the commencement of construction of any System, to and including the completion of construction of any System, such Borrower shall maintain in full force and effect, pay all premiums when due in respect of, and comply with all terms and conditions of the following coverages:

          (i) ALL RISK BUILDER'S RISK. Such Borrower shall maintain all risk builder's risk insurance covering physical loss or damage to such System including, but not limited to, fire and extended coverage, collapse, flood, earth movement, and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown).

     Such insurance shall cover all property during construction and testing, as well as any and all materials, equipment and machinery intended for such System during off-site storage and inland transit and, if necessary, during ocean and air transit. All transit coverage shall be on a "warehouse to warehouse" basis. The all risk builder's risk policy shall be written on a replacement cost basis for the full construction cost of such System or in an amount acceptable to the Lender and shall contain an agreed amount endorsement waiving any coinsurance penalty. Coverage shall not exclude resultant damage caused by faulty workmanship, design or materials nor shall it exclude machinery and equipment under guarantee or warranty; and

          (ii) DELAY IN START-UP. As an extension of the coverage required under subsection (b)(i) or as a separate policy, such Borrower shall maintain delay in start-up insurance covering net profits (if any), continuing expenses and debt service payments resulting from delays in achieving the completion date for the construction of any System caused by
     (i) physical loss or damage to such System during construction or testing,
     (ii) loss or damage to equipment while in ocean, air or inland transit or
     (iii) loss or damage to equipment while in storage away from the site. Contingent delay in start-up coverage shall also be included to cover delay caused by damage to critical path items while under manufacture or at the supplier's premise. Such extension or separate policy shall have a period of indemnity of not less than twelve (12) months with an agreed amount limit not less than $1,400,000 per System and shall contain an agreed amount endorsement waiving any coinsurance penalty. Such extension or separate policy shall also cover expediting expenses in an amount not less than $1,000,000. Deductibles may not exceed thirty (30) days; and

          (iii) COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY. Such Borrower shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of liability not less than $1,000,000. Coverage shall include, but not be limited to, premises/operations, explosion, collapse, and underground hazards, broad form contractual, independent contractors products/completed operations, broad form property damage, and personal injury liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

          (iv) WORKERS' COMPENSATION/EMPLOYER'S LIABILITY. Such Borrower shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of such Borrower while at work or in the scope of his or her employment with such Borrower and employer's liability insurance in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions; and

          (v) AUTOMOBILE LIABILITY. Such Borrower shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000; and

          (vi) EXCESS/UMBRELLA LIABILITY. Such Borrower shall maintain excess or umbrella liability insurance in an amount not less than $25,000,000 written on an occurrence basis providing coverage limits in excess of the insurance limits required under SECTION 5.04(B)(III), (B)(IV) (employer's liability only), and (b)(v). Such insurance shall follow from the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law.

          (c) CONTRACTOR INSURANCE COVERAGE. Such Borrower shall cause each contractor retained in connection with the construction of any System to carry and maintain, in full force and effect, such insurance and such bonds as such contractor is required to maintain pursuant to the following:

          (i) BOND. Such Contractor shall maintain performance and payment bond written in a form and by a surety acceptable to the Lender. Such bond shall cover all payments, performance, material and other obligations of such contractor and all subcontractors. The applicable performance and payment bonds shall, at all times, be in an amount equal to the full value of the construction contracts. Each bond shall cover the faithful performance of the construction contract. Such Borrower and Lender shall be named as obligees under each bond; and

          (ii) COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY. Such contractor shall maintain comprehensive general liability insurance covering the construction of such System written on an occurrence basis with a limit of liability not less than $25,000,000. Coverage shall include, but not be limited to, premises/operations, explosion, collapse, and underground hazards, sudden and accidental pollution, broad form contractual, independent contractors, products/completed operations, broad form property damage, and personal injury liability. Such insurance may be written in any combination of primary and excess/umbrella forms. The products completed operations coverage shall be extended to cover such System for two years after completion of such System. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

          (iii) WORKERS' COMPENSATION/EMPLOYER'S LIABILITY. Such contractor shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of such contractor while at work or in the scope of his or her employment with such contractor and employer's liability insurance in an amount not less than $25,000,000 written in any combination of primary and excess/umbrella policies, and

          (iv) AUTOMOBILE LIABILITY. Such contractor shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $25,000,000 written in any combination of primary and excess/umbrella policies.

          (d) OPERATIONS PERIOD. Beginning on the completion date of each System, such Borrower shall maintain in full force and effect, pay all premiums when due in respect of, and comply with all terms and conditions of the following insurance coverages for each System.

          (i) ALL RISK PROPERTY INSURANCE. Such Borrower shall maintain all risk property insurance covering such System against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Such insurance shall cover each and every component of such System and shall not contain any exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a replacement cost basis in an amount acceptable to the Lender. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty; and

          (ii) BUSINESS INTERRUPTION. As an extension of the coverage required under SECTION 5.04(D)(I), such Borrower shall maintain business interruption insurance in an agreed amount equal to twelve (12) months projected loss of net profits, continuing expenses and debt service payments of such System and shall contain an agreed amount endorsement waiving any coinsurance penalty. Contingent business interruption insurance shall also be included to cover the major suppliers and customers of the Borrowers. Coverage shall be included for expediting expenses in an amount not less than $1,000,000. Such insurance shall also cover service interruption. Deductibles shall not exceed thirty (30) days; and

          (iii) COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY INSURANCE. Such Borrower shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, contractual liability, independent contractors, products, completed operations, property damage and personal injury liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

          (iv) WORKERS' COMPENSATION/EMPLOYER'S LIABILITY. Such Borrower shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of such Borrower while at work or in the scope of his or her employment with such Borrower and employer's liability insurance in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions; and

          (v) AUTOMOBILE LIABILITY. Such Borrower shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000; and

          (vi) EXCESS/UMBRELLA LIABILITY. Such Borrower shall maintain excess or umbrella liability insurance in an amount not less than $25,000,000 written on an occurrence basis providing coverage limits in excess of the insurance limits required under SECTIONS 5.04(D)(III), (D)(IV) (employer's liability only), and (D)(V). Such insurance shall follow from the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law.

          (e) ENDORSEMENTS. Such Borrower shall cause all insurance carried and maintained in accordance with this SECTION 5.04 to be endorsed as follows:

          (i) Such Borrower shall be the named insured and the Lender shall be an additional named insured and loss payee with respect to policies described in SECTION 5.04(B)(I), (B)(II), (D)(I) and (D)(II). Such Borrower shall be the named insured and the Lender shall be an additional insured with respect to policies described in SECTION 5.04(B)(III), (B)(IV) (to the extent allowed by law), (B)(V), (B)(VI), (D)(III), (D)(IV) (to the extent allowed by law), (D)(V) and (D)(VI). Such Borrower and Lender shall be additional insureds under all insurances carried by contractors under
     SECTION 5.04(C) to the extent allowed by law. All policies shall provide that any obligation imposed upon such Borrower and/or any contractor, including but not limited to the obligation to pay premiums, shall be the sole obligation of such Borrower and/or the contractor and not that of the Lender; and

          (ii)   with respect to policies described in SECTION 5.04(B)(I) and
     (B)(II), and (D)(I) and (D)(II), the interests of the Lender shall not be invalidated by any action or inaction of such Borrower, or any other Person, and shall insure the Lender regardless of any breach or violation by such Borrower, any contractor or any other Person, of any warranties, declarations or conditions of such policies, and

          (iii) inasmuch as the liability policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering such insured; and

          (iv) the insurers thereunder shall waive all rights of subrogation against the Lender any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and

          (v) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lender with respect to its interest as such in such System; and

          (vi) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by such Borrower or carrier which affect the interests of the Lender, such cancellation or change shall not be effective as to the Lender until thirty (30) days, except in the case of non-payment of premium which shall be ten (10) days, after receipt by the Lender of written notice sent by registered mail from such insurer.

          (f) CERTIFICATIONS. On the Funding Date, and at each policy renewal, but not less than annually, such Borrower shall provide to the Lender approved certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated for such insurance required for this SECTION 5.04.

          (g) INSURANCE REPORT. Concurrently with the furnishing of all certificates referred to in this Section 5.04, such Borrower shall furnish the Lender with an opinion from an independent insurance broker, acceptable to the Lender, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then maintained by such Borrower is in accordance with this section. Furthermore, upon its first knowledge, such broker shall advise the Lender promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by such Borrower hereunder.

          (h) APPLICATION OF PAYMENTS. All payments received by such Borrower from any insurance referred in SECTION 5.04(B)(I), (B)(II), (D)(I) and
(D)(II) shall be promptly delivered directly to the Lender, which amounts shall be applied by the Lender, upon request by such Borrower and provision to the Lender of detailed information, including a construction schedule and cost estimates, which establish to the reasonable satisfaction of the Lender that the amounts available and the proposed schedule are adequate to restore, replace or rebuild the property subject to insurance payments in a timely manner, to such restoration, replacement or rebuilding unless an Event of Default or Default shall have occurred and be continuing or such Borrower shall have failed to make such request within thirty (30) days after receipt of such amounts by Lender, in which case such amounts shall be applied in the Lender's sole discretion to the repayment of the Obligations or such restoration, replacement or rebuilding.

          (i) GENERAL. The Lender shall be entitled, upon reasonable advance notice, to review and/or receive copies of such Borrower's (or other appropriate party's) books and records regarding all insurance policies carried and maintained with respect to each System and such Borrower's obligations under this SECTION 5.04. Notwithstanding anything to the contrary herein, no provision of this Agreement or any other Loan Document shall impose on the Lender any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by such Borrower, nor shall the Lender be responsible for any representations or warranties made by or on behalf of such Borrower to any insurance broker, company or underwriter. The Lender, at its sole option, may obtain such insurance if not provided by such Borrower; in such event, such Borrower shall reimburse the Lender upon demand for the cost thereof together with interest, and such costs shall constitute Obligations secured by the Collateral.

          SECTION 5.05. OBLIGATIONS AND TAXES. Such Borrower shall pay all of its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and such Borrower shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

          SECTION 5.06.  FINANCIAL STATEMENTS, REPORTS, ETC.   Such Borrower
shall furnish to Lender:

          (a) within one hundred twenty (120) days after the end of each fiscal year of such Borrower, annual consolidated and consolidating financial statements for KMC Holdings, including the balance sheets and statements of operations, income, stockholders' equity and cash flows, for such fiscal year, prepared in accordance with GAAP, which consolidated financial statements and other above described financial information shall have been audited by a nationally recognized independent certified public accounting firm satisfactory to Lender, and accompanied by such independent certified public accounting firm's unqualified opinion;

          (b) within forty-five (45) days after the end of each month and each fiscal quarter during each fiscal year of such Borrower, consolidated and consolidating unaudited balance sheets and statements of operations for KMC Holdings, and consolidated and consolidating statements of stockholders' equity and cash flows of KMC Holdings as of the end of each such month or fiscal quarter, as applicable, and for the then elapsed portion of the fiscal year;

          (c) concurrently with (a) and (b) above, a certificate of KMC Holdings's independent certified public accountant or KMC Holdings's chief financial officer, as applicable, to the effect that the financial statements referred to in clause (a) or (b) above, present fairly the financial position and results of operations of KMC Holdings, KMC and KMC II and as having been prepared in accordance with GAAP consistently applied, in each case subject to normal year end audit adjustments except for the statements referred to in clause (a) above;

          (d) concurrently with (a) above, and any statements delivered pursuant to (b) above in respect of the month of March and the period ending March 31, the month of June and the period ending June 30 or the month of September and the period ending September 30, a Periodic Reporting Certificate of the chief financial officer of KMC Holdings setting forth the calculations contemplated in ARTICLE VII hereof, and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default or any Default, shall have occurred and be continuing or if such an event has occurred, a statement explaining its nature and extent and setting forth the steps KMC or KMC II proposes to take to cure or prevent any Event of Default;

          (e) (i) not later than December 1 of each calendar year, consolidating and consolidated projected and annual revenue and income statements, including detailed revenue and expense statements, balance sheets and cash flow statements for KMC Holdings for the succeeding fiscal year, such statements to be reasonably acceptable to Lender, and a revised Milestone Plan satisfactory to Lender, and (ii) not later than January 15 of each calendar year until January 15, 1998 an annual operating budget on a monthly basis for such calendar year and not later than January 15 of each calendar year beginning January 15, 1999, an annual operating budget on a quarterly basis for such calendar year;

          (f) all material agreements or licenses affecting the Governmental Approvals of either Borrower or any System promptly after any execution, or material amendment thereto;

          (g) promptly upon their becoming available, copies of any periodic or special documents, statements or other information filed by either Borrower with the FCC, PUC or other Governmental Authority in connection with the construction and/or operation of any System or with respect to the transactions contemplated by any of the Loan Documents, and copies of any material notices and other material communications from the FCC, PUC or from any other Governmental Authority;

          (h) immediately upon any officer of either Borrower obtaining knowledge of any condition or event (i) which either constitutes an Event of Default or a Default, (ii) which renders any representation, covenant or warranty contained herein materially false or misleading, or (iii) which would result in any financial results for any fiscal year to materially deviate from the financial results projected for such fiscal year in the Milestone Plan or the financial projections described in clause (e) described above, a certificate signed by an authorized officer of such Borrower specifying in reasonable detail the nature and period of existence thereof and what corrective action such Borrower has taken or proposes to take with respect thereto;

          (i) within thirty (30) days after the end of each fiscal year of such Borrower, a certificate signed by an authorized officer of such Borrower
(x) setting forth all the Leased Real Property, Easements, licenses, rights of way and other similar interests in real property acquired by such Borrower in the preceding year and (y) confirming that no Default or Event of Default has occurred and is continuing;

          (j) evidence in the manner set forth in SECTION 5.04(E) of insurance complying with SECTION 5.04;

          (k) following the written request of Lender, not later than forty-five (45) days after the end of each fiscal month, reports on accounts receivable and accounts payable of such Borrower in such detail and format as may be reasonably requested by the Lender;

          (l) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Borrower or KMC Holdings files with the Securities and Exchange Commission; and

          (m) promptly from time to time such other information regarding the operations (including, without limitation, construction budgeting and System completion), business affairs and condition (financial or otherwise) of such Borrower or KMC Holdings as Lender may reasonably request.

          SECTION 5.07. LITIGATION AND OTHER NOTICES. Such Borrower shall give Lender prompt written notice upon obtaining knowledge of the following: (a) all Events of Default or Defaults and all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of indebtedness or agreement or contract governing the borrowing of money in excess of $25,000 in the aggregate, of such Borrower; (b) any levy, attachment, execution or other process against any of the property or assets, real or personal, of such Borrower in an amount in excess of $100,000; (c) the filing or commencement of any action, suit or proceeding by or before any court or any Governmental Authority which, if adversely determined against such Borrower, would result in a Material Adverse Effect; (d) any material notice, letter or other correspondence of any kind from the FCC or the PUC relating to the Governmental Approvals or any System; (e) any default under any other material license, agreement or contract to which such Borrower is or may become a party; and (f) any matter which has resulted in, or which such Borrower reasonably believes will result in, a Material Adverse Effect on such Borrower.

          SECTION 5.08. MORTGAGES; LANDLORD CONSENTS; LICENSES AND OTHER AGREEMENTS. As security for the Obligations, KMC shall with respect to each Completed System, and each System which is not a Completed System but which is requested to be financed with the proceeds of Loans (i) promptly execute and deliver to Lender (1) Mortgages in favor of Lender with respect to any real property purchased by KMC, together with lender's title policies for such real property satisfactory to Lender, (2) leasehold mortgages or collateral assignments of leases with respect to any real property leased by KMC, satisfactory to Lender, (3) Mortgages or collateral assignments with respect to KMC's Easements and rights of way, as specified by Lender, satisfactory to Lender, (4) in the case of any leased facilities, Easements or rights of way, landlord waivers or consents satisfactory to Lender, and (ii) (1) update
Schedule 1 to the Collateral Assignment of Licenses to cover all Governmental Approvals obtained by KMC after the Closing Date and agreements entered into by KMC after the Closing Date with third Persons, (2) obtain consents to collateral assignments from the licensors granting the Governmental Approvals referred to in clause (ii) (1) above and from those third Persons referred to in clause (ii)
(1) above that are specified by Lender, such consents to collateral assignment to be in form and substance satisfactory to Lender.

          SECTION 5.09. ERISA. Such Borrower shall comply in all material respects with the applicable provisions of ERISA and furnish to Lender, (i) as soon as possible, and in any event within thirty (30) days after such Borrower or any officer of such Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred or any Termination Event has occurred, a statement of an officer of such Borrower setting forth details as to such Reportable Event or Termination Event and the corrective action that such Borrower proposes to take with respect thereto, together with a copy of the notice of any such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice such

Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

          SECTION 5.10. ACCESS TO PREMISES AND RECORDS. Such Borrower shall permit representatives of Lender to have access to such Borrower's books and records and to the Collateral and the premises of such Borrower at reasonable times upon reasonable notice and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral.

          SECTION 5.11. DESIGN AND CONSTRUCTION. KMC shall design, construct, equip and operate its Systems substantially as previously disclosed to Lender in the Milestone Plan and in accordance with prudent industry standards.

          SECTION 5.12. ENVIRONMENTAL NOTICES. If such Borrower shall (a) receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by such Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower alleging violations of any federal, state or local environmental law or regulation or requiring such Borrower to take any action in connection with any Release of any Contaminant into the environment, or (c) receive any notice from a Governmental Authority or private party alleging that such Borrower may be liable or responsible for costs associated with a response to or cleanup of a Release or any damages caused thereby, such Borrower shall provide Lender with a copy of such notice within twenty (20) Business Days of such Borrower's receipt thereof.


          SECTION 5.13. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Such Borrower shall notify Lender of any amendment to its Certificate or Articles of Incorporation within ten (10) days of the occurrence of any such event, and provide Lender with copies of any amendments certified by the secretary of such Borrower and of all other relevant documentation. Such Borrower shall promptly deliver to Lender such financing statements executed by such Borrower which Lender may request as a result of any such event.

          SECTION 5.14. PLEDGE AGREEMENTS. In the event that any Person other than KMC Holdings becomes a shareholder of KMC II after the Closing Date or of KMC, after the date on which any Pledge Agreement relating to the Capital Stock of KMC is delivered hereunder, the applicable Borrower shall cause each such Person to execute and deliver to Lender a Pledge Agreement substantially in the form of Exhibit L attached hereto and a limited nonrecourse guaranty, which guaranty shall contain substantially the same provisions as the guaranty attached as Exhibit G hereto except that the liability of such Person shall be nonrecourse to such Person and shall be limited to the value of the "Pledged Collateral" (as defined in the Pledge Agreement) and the payment of certain expenses.

          SECTION 5.15. ACCOUNTS PAYABLE. Such Borrower shall pay each of its accounts payable in accordance with its practices as of the Closing Date but in any event no later than sixty (60) days after the due date, PROVIDED, HOWEVER, that such Borrower shall not be required to pay any account payable as long as the validity thereof shall be contested in good faith by appropriate proceedings and such Borrower shall have set aside adequate reserves with respect thereto.

          SECTION 5.16. COLLATERAL ASSIGNMENTS. Such Borrower shall furnish to Lender collateral assignments of, and consents to such assignments from the applicable counter parties, for each material license, lease, contract or other agreement or instrument entered into by such Borrower after the date hereof.

          SECTION 5.17. FISCAL YEAR. Such Borrower shall maintain a fiscal year ending on December 31.

          SECTION 5.18. MINIMUM AVAILABLE CASH. The Borrowers shall at all times maintain Available Cash of not less than $150,000 in the aggregate.

          SECTION 5.19.  ADDITIONAL EQUITY OR DEBT.   (a) KMC shall not later
than December 31, 1997 obtain additional cash equity or unsecured Debt subordinated to the Obligations pursuant to an intercreditor agreement satisfactory to the Lender, in an aggregate amount of at least $20,000,000 (exclusive of any equity investments or subordinated loans of Lender described in Section 4.01 (Q) and (R)) with respect to which KMC shall have unrestricted rights to the use thereof for the Business.

          (b) KMC shall not later than December 31, 1998 obtain additional cash equity or unsecured Debt subordinated to the Obligations pursuant to an intercreditor agreement satisfactory to the Lender in an aggregate principal amount of at least $50,000,000 (exclusive of any equity investments or subordinated loans of Lender described in SECTION 4.01 (Q) and (R)) with respect to which KMC shall have unrestricted rights to the use thereof for the Business.

          SECTION 5.20. FURTHER ASSURANCES. Such Borrower agrees to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers and instruments, at such Borrower's expense, as Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto Lender its rights, powers and remedies hereunder and thereunder.


                                      ARTICLE VI
                                  NEGATIVE COVENANTS

          Each Borrower covenants and agrees with Lender that on and after the Funding Date and as long as this Agreement shall remain in effect or the Obligations hereunder or under any of the Loan Documents shall be unpaid, without the prior written consent of Lender:

          SECTION 6.01. LIENS, ETC. Such Borrower shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien upon or with respect to any of its properties or the Collateral, now owned or hereafter acquired, or upon any proceeds, products, issues, income or profits therefrom except for the following "PERMITTED LIENS":

          (i)   Liens granted pursuant to the Loan Documents;

          (ii) Liens securing any Purchase Debt to the extent that the Liens cover only the subject assets purchased with such Purchase Debt;

          (iii) Liens for taxes, assessments or governmental charges or levies on such Borrower's property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and for which such Borrower shall have set aside reserves on its books as required by GAAP;

          (iv) Liens imposed by law, such as landlord's, carrier's, warehousemen's and mechanic's liens, which liens shall be waived in writing to the extent waivable, and with respect to obligations not yet due or being contested in good faith by appropriate proceedings and in either case for which such Borrower shall have set aside reserves on its books as required by GAAP;

           (v) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA;

          (vi) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds; or

          (vii) Liens consisting of long-term leases of "dark fiber" permitted by SECTION 6.03 of this Agreement.

          SECTION 6.02. USE OF PROCEEDS. Such Borrower shall not use the proceeds of any Loan for any purpose other than as provided in SECTION 2.02 hereof.

          SECTION 6.03. SALE OF ASSETS, CONSOLIDATION, MERGER, ETC. Such Borrower shall not consolidate with or merge into any other Person, or without the prior written consent of Lender, sell, lease, transfer or otherwise dispose of any Collateral, except for (a) sales of inventory in the ordinary course of business not to exceed $50,000 in the aggregate, (b) any sale, lease, transfer or other disposition of assets no longer used or useful in the conduct of the Business for the fair market value thereof not to exceed $50,000 in the aggregate, (c) sales or long-term leases of "dark fiber" subject to the receipt of the previous written consent of Lender, provided that Lender shall not unreasonably withhold its consent to any such sale or lease, (d) transfers of intangible property and real estate rights of way, easements and other rights to use real property from KMC to KMC II that specifically relate to one or more Systems not financed by Lender and not anticipated to be financed by Lender pursuant to the Milestone Plan, and (e) transfers of assets from KMC to KMC Virginia to the extent permitted by SECTION 6.16.

          SECTION 6.04.  DIVIDENDS AND DISTRIBUTIONS; SALE OF CAPITAL STOCK.
(a) Such Borrower shall not purchase, redeem or otherwise acquire any interest of such Borrower, declare or make or pay any dividends in any fiscal year of such Borrower on any class or classes of stock, return capital of such Borrower to its shareholders, make any other distribution on or in respect of any shares of any class of capital stock of such Borrower or make other payments to any shareholder of such Borrower (including in the form of compensation, loan, expense reimbursement or management fee); PROVIDED, HOWEVER, that provided no Event of Default or Default has occurred and is continuing or would result therefrom, (i) such Borrower may make payments of fees or compensation for services which are in the nature of management, corporate overhead or administrative services to the extent permitted by SECTION 6.05 hereof, (ii) provided further, that (A) during the previous four fiscal quarters of both Borrowers, EBITDA equaled at least ninety percent (90%) of "Estimated EBITDA" (as defined below), (B) during the previous four fiscal quarters of both Borrowers, the Borrowers maintained a Fixed Charge Coverage Ratio of at least
1.25 to 1.00, (C) with respect to the next four fiscal quarters of the Borrowers, EBITDA for both Borrowers, as projected in the most recent financial information furnished pursuant to SECTION 5.06(E), is projected to equal at least ninety percent (90%) of Estimated EBITDA for such fiscal quarters, and
(D) with respect to the next four fiscal quarters of the Borrowers, the Fixed Charge Coverage Ratio as projected in the most recent financial information submitted to Lender pursuant to SECTION 5.06(E), is projected to equal at least
1.25 to 1.00, each Borrower may pay cash dividends to its shareholders, and
(iii) upon the consummation of the HighYield Debt and Equity Offering, KMC may pay to KMC Holdings the amount of accrued and unpaid dividends as of the Closing Date on KMC's Series A Preferred Stock, but not to exceed $800,000. Estimated EBITDA shall mean "EBITDA" as calculated in the Milestone Plan.

          (b) Such Borrower shall not sell or issue any additional Capital Stock except pursuant to the Stock Option Plan as in effect on the date hereof or as a result of the exercise of the Warrants.

          SECTION 6.05. MANAGEMENT FEES AND PERMITTED CORPORATE OVERHEAD. Such Borrower shall not pay or enter into any arrangement to pay any fee or compensation, or reimburse expenses of, an Affiliate or any other Person for services which are in the nature of management, corporate overhead or administrative services except to the extent provided for in the Milestone Plan or as described on SCHEDULE 6.11 attached hereto.

          SECTION 6.06. GUARANTEES; THIRD PARTY SALES AND LEASES. Such Borrower shall not directly or indirectly, (i) assume any obligation or indebtedness of another Person, (ii) make or assume any Guarantee, or (iii) finance any third party sales or leases, other than its obligations under
SECTION 2.12 or its joint and several obligations under the Subordinated Loan Agreement.

          SECTION 6.07. INVESTMENTS. Such Borrower shall not, directly or indirectly, make any Investments except:

          (i)    Temporary Cash Investments;

          (ii) Investments in certificates of deposit, repurchase agreements, money market or other cash management accounts, bankers acceptances and short term Eurodollar time deposits with financial institutions having a long term deposit rating of at least A+ from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; and

          (iii) Investments in commercial paper rated P1 or A1 by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group respectively.

          SECTION 6.08. SUBSIDIARIES. Such Borrower shall not create or acquire any Subsidiary other than KMC Virginia without the prior written consent of Lender.

          SECTION 6.09. PERMITTED ACTIVITIES. Such Borrower shall not engage in any business or activity other than the operation of its Business in accordance with the Milestone Plan with respect to KMC or as presently contemplated with respect to KMC II without the prior written consent of Lender.

          SECTION 6.10. DISPOSITION OF LICENSES, ETC. Such Borrower shall not sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any Governmental Approval or any other licenses, permits or approvals necessary or appropriate for the operation of any System or of the Business in accordance with the Milestone Plan.

          SECTION 6.11.  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
SCHEDULE 6.11, such Borrower shall not directly or indirectly, enter into any transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate, except in the ordinary course of and pursuant to reasonable requirements of such Borrower's business upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

          SECTION 6.12.  ERISA.  Such Borrower shall not:

          (A) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor;

          (B) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived;

          (C) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (D) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any material liability of such Borrower under Title IV of ERISA;

          (E) fail to make any contribution or payment to any Multiemployer Plan which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (F) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that such Borrower is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

          (G) fail, or permit any ERISA Affiliate to fail, to pay any required installment under Section 412 of the IRC on or before the due date for such installment or other payment.

          SECTION 6.13. INDEBTEDNESS. Such Borrower shall not create or suffer to exist any Debt or any other obligations for the deferred purchase price of property or services except:

          (i)    the Obligations;

          (ii)   the obligations arising under any Loan Document;

          (iii) obligations under leases contemplated in the Milestone Plan and the Schedules to this Agreement;

          (iv) obligations under Capitalized Leases, financing leases or loan agreements or similar debt documents with respect to the financing and contemplated purchase of office equipment, vehicles and non-essential telecommunications equipment, not to exceed an aggregate amount for both Borrowers of $1,000,000 at any time ("PURCHASE DEBT");

          (v) Interest Rate Agreements required by the terms of this Agreement;

          (vi) additional unsecured Debt subordinate to the payment of the Obligations on terms and conditions approved by the Lender subject to the prior written consent of Lender but in no event to exceed an aggregate amount for both Borrowers of $1,000,000 in principal amount outstanding at any time;

          (vii) performance bonds executed solely in connection with the construction of Systems in the ordinary course of business;

          (viii) subordinated Debt payable by KMC to Lender in an aggregate principal amount of $10,000,000;

          (ix)   the obligations contemplated by SECTION 5.19; and

          (x) Debt payable to KMC Holdings as a result of loans made by KMC Holdings to either Borrower, which Debt shall be subordinated to the Obligations and shall have terms and conditions satisfactory to the Lender.

          SECTION 6.14. MARGIN REGULATION. Such Borrower shall not use or permit any other Person to use any portion of the proceeds of any credit extended under this Agreement in any manner which might cause the extension of credit made by Lender or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended from time to time, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

          SECTION 6.15. CAPITAL EXPENDITURES. Such Borrower shall not make capital expenditures in excess of the amounts set forth in the Milestone Plan and then only at the times and in accordance with and for the purposes set forth in the Milestone Plan, plus, provided that no Event of Default or Default has occurred and is continuing, an additional amount solely for KMC II of $5,000,000 in the aggregate.

          SECTION 6.16 KMC VIRGINIA. Such Borrower shall not transfer any assets to KMC Virginia or Capital Stock of KMC Virginia to any Person; provided, however, that KMC may transfer the Capital Stock of KMC Virginia to KMC Holdings, and in the event that KMC Virginia needs to utilize Switching Equipment owned by KMC II, KMC II may transfer such Switching Equipment to KMC Virginia if KMC Virginia becomes a borrower hereunder on same terms and conditions that KMC II has become a borrower hereunder, including, without limitation, a grant to Lender of a first priority security interest in any Switching Equipment of KMC Virginia, a pledge of all the Capital Stock of KMC II to Lender and immediately prior to of such assumption of Debt, KMC Virginia would be able to fulfill all conditions precedent in Article IV for the making of a Loan hereunder. Upon fulfillment of all such conditions, KMC Virginia shall assume the Debt of KMC II associated with such Switching Equipment.


                                     ARTICLE VII
                                 FINANCIAL COVENANTS

          Each Borrower covenants and agrees with Lender that as long as this Agreement shall remain in effect or the Obligations hereunder or under any of the Loan Documents shall be unpaid.

          SECTION 7.01. AVAILABLE CASH PLUS EBITDA TO LENDER DEBT SERVICE RATIO. (a) At the end of each fiscal quarter of the Borrowers commencing with the fiscal quarter ending September 30, 1997 through and including the fiscal quarter ending December 31, 1999, the ratio of the sum of Available Cash plus, only if positive, EBITDA for both Borrowers, to Lender Debt Service shall equal at least 1.00 to 1.00.

          (b) At the end of each fiscal quarter of the Borrowers commencing with the fiscal quarter ending March 31, 2000 through and including the fiscal quarter ending June 30, 2001, the ratio of the sum of Available Cash plus, only if positive, EBITDA for both Borrowers, to Lender Debt Service shall equal at least 1.25 to 1.00.

          SECTION 7.02. EBITDA TO LENDER DEBT SERVICE RATIO. At the end of each fiscal quarter of the Borrowers during each period set forth below, the ratio of EBITDA of both Borrowers for the immediately preceding four fiscal quarters to Lender Debt Service shall equal at least the ratio set forth below:

          Fiscal Year                                    Ratio
          -----------                                    -----
          July 1 1, 2001 - December 31, 2001      1.25 to 1.00
          January 1, 2002 - December 31, 2002     1.35 to 1.00
          January 1, 2003 - and each fiscal
          quarter thereafter                      1.75 to 1.00


                                     ARTICLE VIII
                                 COLLATERAL SECURITY

          SECTION 8.01. COLLATERAL SECURITY. (a) To secure payment and performance of all of the Obligations, KMC hereby reaffirms its grant to Lender of, and KMC II hereby grants to Lender, to the extent permitted by law, a right of setoff against and a continuing security interest in and to all of such Borrower's tangible and intangible personal property, fixtures and real property leasehold and easement interests, whether now owned or existing, or hereafter acquired or arising, wheresoever located, including, without limitation, all of the following property, or interests in property: (a) all machinery, equipment and fixtures, including without limitation, fiber optic and other cables, transmission and switching equipment, transmission facilities, connection equipment, conduit, carrier pipes, junctions, regenerators, power sources, alarm systems, electronics, structures and shelters and cable laying equipment; (b) all Accounts, accounts receivable, other receivables, contract rights, leases, chattel paper, investment property, and general intangibles of such Borrower (including, without limitation, goodwill, going concern value, patents, trademarks, trade names, service marks, blueprints, designs, product lines and research and development), including, without limitation, all of such Borrower's rights under all present and future Governmental Approvals, permits, licenses and franchises heretofore or hereafter granted to such Borrower for the operation and ownership of its Systems (excluding licenses and permits issued by the FCC, any PUC or any other Governmental Authority to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses and permits, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and permits, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits), whether now owned or hereafter acquired by such Borrower, or in which such Borrower may now have or hereafter acquire an interest; (c) all instruments, letters of credit, documents of title, policies and certificates of insurance, securities, bank deposits, deposit accounts (including such Borrower's Collection Accounts), checking accounts and cash now or hereafter owned by such Borrower, or in which such Borrower may now have or hereafter acquire an interest; (d) all inventory, including all merchandise, raw materials, work in process, finished goods and supplies, now or hereafter owned by such Borrower or in which such Borrower may now have or hereafter acquire an interest; (e) all of such Borrower's leasehold interest in any real property, all of such Borrower's licenses, easements and rights of way with respect to real property; (f) all accessions, additions or improvements to, substitutions for and all proceeds and products of, all of the foregoing, including proceeds of insurance; and (g) all books, records, documents, computer tapes and discs relating to all of the foregoing. KMC hereby reaffirms the Collateral Assignment of Licenses and each of the Collateral Assignments of Leases.

          SECTION 8.02. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Such Borrower shall execute and deliver to Lender, prior to the Funding Date, and at any time or times thereafter at the request of Lender, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by such Borrower to Lender or to otherwise protect and preserve the Collateral and Lender's security interest therein or to enforce Lender's security interest in the Collateral. Should such Borrower fail to do so, Lender is authorized to sign any such financing statements as such Borrower's agent. Such Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          SECTION 8.03.  APPOINTMENT OF LENDER AS THE BORROWERS'
ATTORNEY-IN-FACT.   Such Borrower hereby irrevocably designates, makes,
constitutes and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to, following the occurrence and during the continuance of an Event of Default: (i) demand payment of such Borrower's Accounts; (ii) enforce payment of such Borrower's Accounts by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account;
(vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor of such Borrower; (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and deal with all mail addressed to such Borrower; (ix) do all acts and things which are necessary, in Lender's sole discretion, to fulfill such Borrower's obligations under this Agreement; (x) take control in any manner of any item of payment or proceeds thereof; (xi) have access to any lockbox or postal box into which such Borrower's mail is deposited; (xii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in Lender's account on account of the Obligations; (xiii) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (xiv) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors.

          SECTION 8.04. COLLECTION OF ACCOUNTS AND RESTRICTED ACCOUNT ARRANGEMENTS. Such Borrower hereby represents and warrants that each depository account ("COLLECTION ACCOUNT") now maintained by such Borrower at any bank ("COLLECTION AGENT") for the collection of checks and cash constituting proceeds of Accounts and sales of other personal property which are part of the Collateral is identified on SCHEDULE 8.04 attached hereto and made a part hereof. With respect to each Collection Account, such Borrower shall, no later than the Funding Date, deliver to Lender, a "RESTRICTED ACCOUNT AGREEMENT" substantially in the form of EXHIBIT N attached hereto and made a part hereof, duly executed and delivered by such Borrower and the applicable Collection Agent, authorizing and directing such Collection Agent, upon receipt of written notice from Lender that an Event of Default has occurred and is continuing, to deposit all checks and cash received into a restricted account (a "RESTRICTED ACCOUNT") and remit all amounts deposited in such Restricted Account to Lender's account specified in such Restricted Account Agreement until such time as the Collection Agent receives written notice from Lender rescinding such instruction. Such Borrower shall, following the occurrence and during the continuance of an Event of Default and any subsequent request by Lender therefor, take such further action as Lender may reasonably deem desirable to effect the transfer of exclusive ownership and control of the Restricted Accounts and all Collection Accounts to Lender. Until all of the Obligations have been indefeasibly paid in full, such Borrower agrees not to enter into any agreement or execute and deliver any direction which would modify, impair or adversely affect the rights and benefits of Lender under any Restricted Account Agreement. Such Borrower shall not open, establish or maintain any Collection Account (other than those identified on SCHEDULE 8.04 hereto) without first having delivered to Lender a duly executed and delivered Restricted Account Agreement with respect to such Collection Account. Such Borrower shall notify Lender in writing not less than five (5) days prior to the date it shall open or establish any Collection Account other than an account described on SCHEDULE 8.04 hereto.

          SECTION 8.05. CURE RIGHTS. Such Borrower expressly authorizes the Lender, and the Lender may, but shall not be required to, at any time and from time to time, to take any and all action that it reasonably determines to be necessary or desirable to cure any default or violation (including a payment default) of such Borrower in connection with any real estate lease, license agreement, Governmental Approval or any other material lease, agreement or contract entered into with respect to the Systems.


                                      ARTICLE IX
                             EVENTS OF DEFAULT; REMEDIES

          SECTION 9.01. EVENTS OF DEFAULT. The following events shall each constitute an "EVENT OF DEFAULT":

          (a) Either Borrower shall fail to pay the principal of or interest on its Note or any other amounts payable hereunder or under any of the other Loan Documents when due, whether as scheduled, at a date fixed for prepayment, by acceleration or otherwise, and five (5) Business Days shall have elapsed; or

          (b) Either Borrower shall fail to observe or perform any other covenant, condition or agreement to be observed or performed by such Borrower in any of the Loan Documents, in any material agreement of such Borrower and such Borrower fails to cure such breach within ten (10) Business Days after written notice thereof unless the breach relates to a covenant contained in SECTIONS 5.04, or ARTICLE VI (other than SECTION 6.05 or SECTION 6.07) or VII, in which case no notice or grace period shall apply, or unless the breach relates to
SECTION 5.06, in which case an

Event of Default shall occur on the thirtieth day following the breach without any notice requirement, unless the breach shall have been cured before such date; or

          (c) Any representation or warranty made by either Borrower or any Pledgor in connection with this Agreement or any other Loan Document, or the Loans or any statement or representation made in any report, certificate, financial statement or other instrument furnished by or on behalf of such Borrower or any Pledgor pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

          (d) Either Borrower or KMC Holdings shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money in excess of $200,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default or event under any agreement or instrument relating to any indebtedness for borrowed money in excess of $200,000 or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness in excess of $200,000; or any such indebtedness in excess of $200,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (e) Either Borrower or KMC Holdings shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or KMC Holdings or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) become unable, or admit in writing its inability, to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take action for the purpose of effecting any of the foregoing; or

          (f) A proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against either Borrower or KMC Holdings, or either Borrower or KMC Holdings takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against either Borrower or KMC Holdings (but not instituted by either Borrower or KMC Holdings), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for either Borrower or KMC Holdings or any substantial part of its property) shall be granted or shall occur; or

          (g) a Termination Event occurs which Lender in good faith believes would subject either Borrower to a material liability; or

          (h) the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and Lender in good faith believes that the approval of such waiver could subject either Borrower or any ERISA Affiliate to material liability; or

          (i) any of the Governmental Approvals or any other license, Governmental Approval or other governmental consent or approval necessary for the continuing operation of KMC or any System of KMC or any other material Governmental Approval or approval of or material filing with the FCC, any PUC or any other Governmental Authority with respect to the conduct by KMC of its business and operations, including its Business, shall not be obtained or shall cease to be in full force and effect, which in respect of any of the Governmental Approvals shall, in the case of an order of the FCC, any PUC or other Governmental Authority having jurisdiction with respect thereto, revoking, or deciding not to renew, any such Governmental Approval, occur upon the issuance of such order, and, in the case of any other order revoking or terminating any of the Governmental Approvals or deciding not to renew such Governmental Approvals prior to the termination thereof, occur when such order becomes final; or

          (j) the FCC, any PUC or any other Governmental Authority, by final order, determines that the existence or performance of this Agreement or any other Loan Document will result in a revocation, suspension or material adverse modification of any of the Governmental Approvals for any System of KMC; or

          (k) for any reason any Loan Document shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any security interest or lien granted pursuant thereto shall fail to be perfected or to have its intended priority, or any party thereto other than Lender shall contest the validity of any lien granted under, or shall disaffirm its obligations under any Loan Document; or

          (l) either Borrower shall have wrongfully failed to accept Equipment in accordance with any Lucent Purchase Agreement or Additional Purchase Agreement within the period specified in such Lucent Purchase Agreement or Additional Purchase Agreement or shall otherwise default under any Lucent Purchase Agreement or Additional Purchase Agreement, which default shall not have been cured or waived within the applicable grace period thereunder; or

          (m) for any reason, either Borrower ceases to operate its Business or KMC ceases to own any of its Governmental Approvals necessary for the continuing conduct of its Business; or

          (n) a judgment or judgments for the payment of money in excess of $250,000 individually or $500,000 in the aggregate at any one time shall have been rendered against either Borrower and the same shall have remained unsatisfied and in effect for any period of sixty (60) days during which no stay of execution shall have been obtained; or

          (o) KMC is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting its business in any material respect with respect to any one or more of its Systems; or

          (p) either Borrower becomes subject to any liabilities, costs, expenses, damages, fines or penalties which could reasonably be expected to have a Material Adverse Effect arising out of or related to (i) any Remedial Action in response to a Release or threatened Release at any location of any Contaminant into the indoor or outdoor environment or (ii) any material violation of any environmental, health or safety requirement of law; or

          (q) a Change of Control shall occur and either Borrower shall have failed to comply with the provisions of SECTION 2.07(B) if requested to do so by the Lender.

          SECTION 9.02. TERMINATION OF COMMITMENT; ACCELERATION. Upon the occurrence and at any time during the continuance of any Event of Default:

          (a) Lender may by notice to the Borrowers, terminate Lender's Commitment to make Loans hereunder;

          (b) Lender may by notice to the Borrowers, declare the Obligations to be immediately due and payable, whereupon all the Obligations shall be immediately due and payable without further notice of any kind, PROVIDED, HOWEVER, that if an Event of Default described in SECTION 9.01(F) shall exist or occur, all of the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable and the Commitment shall be automatically terminated; and

          (c) a Participant may, pursuant to the terms of the Participation Agreement if such Event of Default has been declared by Lender or notice thereof provided to Borrowers by Lender, upon notice to the Lender, the Borrowers and the other Participants, terminate its obligation to purchase Participations, in which case a portion of the Commitment equal to the Participation Share of such Participant shall automatically terminate.

          SECTION 9.03. WAIVER. Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrowers. The Borrowers also waive the benefit of all valuation, appraisal and exemption laws and the posting of any bond required of Lender in connection with any judicial process to realize on the Collateral, to enforce any judgment or other court order entered in favor of Lender or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other Loan Documents. The Borrowers hereby acknowledge that Lender has no obligation to resort to any collateral or make claim against any other Person before seeking payment or performance from either Borrower.

          SECTION 9.04. RIGHTS AND REMEDIES GENERALLY. If an Event of Default occurs and is continuing, Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after the occurrence of an Event of Default may be for cash, credit or any combination thereof, and

Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on the premises of either Borrower, at the expense of the Borrowers, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on the premises of either Borrower, at the expense of the Borrowers, or elsewhere, on such occasion or occasions as Lender may see fit.

          SECTION 9.05. ENTRY UPON PREMISES AND ACCESS TO INFORMATION. If an Event of Default occurs and is continuing, Lender shall have the right to enter upon the premises of either Borrower where any Collateral is located (or is believed to be located) without any obligation to pay rent to such Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, and/or Lender may require either Borrower to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. If an Event of Default occurs and is continuing, Lender shall have the right to obtain access to either Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate.

          SECTION 9.06. SALE OR OTHER DISPOSITION OF COLLATERAL BY LENDER. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mails, registered or certified, postage prepaid and duly addressed to the Borrowers at the address specified in SECTION 10.01 below, at least ten days prior to such proposed action shall constitute fair and reasonable notice to the Borrowers of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Lender shall account to the Borrowers for any surplus realized upon such sale or other disposition, and the Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. The Borrowers agree that Lender has no obligation to preserve rights to the Collateral against any other parties. Lender is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit until the Obligations are paid in full.

          SECTION 9.07. GOVERNMENTAL APPROVALS. In connection with the enforcement by Lender of any remedies available to it as a result of any Event of Default, each Borrower agrees that it shall join and cooperate fully with, at the request of Lender, any receiver referred to below and/or the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which Lender may believe relevant to such application) with the FCC, any PUC and all other applicable Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or the portion of any System and/or (ii) the transfer of control of such Borrower or assignment of all licenses, certificates, Governmental Approvals, approvals and permits, issued to such Borrower by the FCC, any PUC or any such Governmental Authorities with respect to any System and the operation thereof, to Lender, the receiver or to the successful bidder or bidders. In connection with the foregoing, each Borrower shall take such further actions, and execute all such instruments, as Lender reasonably deems necessary or desirable. Each Borrower agrees that Lender may enforce any obligation of such Borrower as set forth in this section by an action for specific performance. In addition, each Borrower hereby irrevocably constitutes and appoints Lender and any agent or officer thereof (which appointment is coupled with an interest) as its true and lawful attorney-in-fact with full irrevocable power and authority and in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in its discretion after the occurrence and during the continuance of an Event of Default and in connection with the foregoing, for the purpose of executing on behalf and in the name of such Borrower any and all of the above-referenced instruments and to take any and all appropriate action in furtherance of the foregoing. THE EXERCISE OF ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT BY LENDER THAT MAY REQUIRE FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL SHALL BE SUBJECT TO OBTAINING SUCH APPROVAL. PENDING THE RECEIPT OF ANY FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL, NEITHER BORROWER SHALL DO ANYTHING TO DELAY, HINDER, INTERFERE OR OBSTRUCT THE EXERCISE OF LENDER'S RIGHTS OR REMEDIES HEREUNDER IN OBTAINING SUCH APPROVALS.

          SECTION 9.08. APPOINTMENT OF RECEIVER OR TRUSTEE. In connection with the exercise of its remedies under this Agreement, Lender may, upon the occurrence of an Event of Default, obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial, FCC, any PUC or other Governmental Authority consents or approvals, control of or ownership of any of the Governmental Approvals. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to Lender under this Agreement. Upon the appointment of such trustee or receiver, the Borrowers agree to cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution and filing of an application to the FCC any PUC or any other Governmental Authority or for consent to the transfer of control or assignment of either Borrower's Governmental Approvals to the receiver or trustee.

          SECTION 9.09. RIGHT OF SETOFF. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to the Borrowers, upon the occurrence of an Event of Default, to setoff and apply against the amount of any Obligation, whether matured or unmatured, any amount owing from Lender or any affiliate of Lender to either Borrower, or any of either Borrower's Affiliates. Lender agrees promptly to notify the Borrowers after any such setoff and application made by Lender or any affiliate of Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The Borrowers hereby agree that the foregoing provisions are intended to be construed so as to satisfy the requirements of Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).


                                      ARTICLE X
                                   MISCELLANEOUS

          SECTION 10.01. NOTICES; ACTION ON NOTICES, ETC. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by a courier service of recognized standing (specifying one (1) day delivery), or by registered or certified mail, postage prepaid, return receipt requested (or, if by telex, graphic scanning or other telegraphic or telecopy communications equipment of the sending party, delivered by such equipment) addressed, if to the Borrowers, at KMC Telecom Inc., 1545 Route 206, Bedminster, NJ 07921; Attention: President; (telecopy no. (908) 719-8775, confirmation no. (908 ) 719-2200) with a copy to Alan M. Epstein Esq., Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178; (telecopy no. (212) 808-7897, confirmation
no.    (212) 808-7800) and if to Lender, at 44 Whippany Road, Morristown, NJ
07962-1983, Attention: Capital Markets Division, Vice President-Credit (telecopy no. (973) 397-4368, confirmation no. (973) 397-3333), with a copy to AT&T
Capital Corporation/ Capital Markets Division at 44 Whippany Road, Morristown, NJ 07962-1983, Attention: Chief Counsel (telecopy no. (973) 397-3165, confirmation no. (973) 397-4189). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) five Business Days after mailing when sent by registered or certified mail, postage prepaid, return receipt requested, or (b) upon receipt, if by courier service or any telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

          (b) Each Borrower agrees that Lender may act upon any notice, consent, certificate, cable, telex or other instrument or writing believed by Lender to be genuine, that Lender may consult with legal counsel, selected by Lender and shall not be liable to either Borrower for any action taken or omitted to be taken in good faith by Lender in accordance with the advice of such counsel.

          SECTION 10.02. NO WAIVERS; AMENDMENTS. (a) No failure or delay of Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by either Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either Borrower in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances. Each of the Borrowers acknowledges and agrees that no failure or delay of Lender to exercise any right under the Original Agreement shall operate as a waiver hereunder and no course of dealing under the

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Original Agreement that constituted a departure from the terms and provisions thereof shall have any effect under this Agreement.

          (b) This Agreement may not be amended or modified except pursuant to an agreement or agreements in writing executed by the Borrowers and Lender.

          SECTION 10.03. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. THE BORROWERS AND LENDER CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

          SECTION 10.04. EXPENSES; DOCUMENTARY TAXES. The Borrowers will pay, and have joint and several liability for, all documented out-of-pocket third-party expenses (i) incurred by Lender and Participants in connection with the negotiation, preparation and execution of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), and (ii) by Lender in connection with the administration of the Loan Documents, the creation, perfection, priority and protection of the Liens in the Collateral, and the enforcement of the rights of Lender in connection with this Agreement, any other Loan Documents or the Collateral, including all reasonable attorneys' and paralegals' fees and related expenses and costs. The Borrowers agree that they shall jointly and severally indemnify Lender from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document unless prohibited by law.

          SECTION 10.05. EQUITABLE RELIEF. Each Borrower recognizes that, in the event such Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or any other Loan Document, any remedy at law may prove to be inadequate relief to Lender; therefore, such Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          SECTION 10.06. INDEMNIFICATION; LIMITATION OF LIABILITY. (a) The Borrowers jointly and severally agree to protect, indemnify and hold harmless Lender and each of its officers, affiliates, directors, employees, attorneys, accountants, consultants, representatives, agents and Participants (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including, without limitation, payment by Lender of any obligations due or past due under any contract or agreement to which either Borrower is or becomes a party) of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be

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imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of Loans, the management of such Loans or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans hereunder (collectively, the "INDEMNIFIED MATTERS"); PROVIDED that the Borrowers shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee; PROVIDED, FURTHER that neither Borrower shall have an obligation to any Indemnitee hereunder with respect to taxes that are imposed on the net income of any Indemnitee or any franchise or doing business taxes imposed on any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          (b) To the extent permitted by applicable law, no claim may be made by the Borrowers or any other Person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys, accountants, representatives, consultants or Participants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any of the Loan Documents or any act, omission or event occurring in connection therewith; and the Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 10.07. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All warranties and representations made by either Borrower in any Loan Document shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Obligations. The confidentiality obligations of each Borrower in SECTION 10.16, the indemnification obligations of each Borrower in SECTION 10.06, and to the extent the second sentence of
SECTION 10.13 is applicable, all covenants of each Borrower, survive the repayment of the Obligations.

          SECTION 10.08. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers and Lender and their respective successors and permitted assigns. Neither Borrower shall assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Any such impermissible assignment or delegation shall be void and of no force or effect. Without limiting the generality of the foregoing, the Lender shall have the right to assign any of its rights hereunder or delegate any of its obligations hereunder, in whole or in part and/or all of its rights and interest under the Loan Documents as security therefor to any affiliate, or to any bank, financial institution or financing company which in the ordinary course of its business accepts assignments of loans or assumes

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obligations to make loans from third parties, and in furtherance thereof to provide to any such prospective or actual assignee financial or other information relating to either Borrower, the Systems and the transactions contemplated hereby.

          (b) Without limiting the generality of the foregoing, the Lender shall have the right in its sole discretion to sell one or more participations in either Note and the Loan Documents without notice to or consent of either Borrower to any affiliate, or to any bank, financial institution or financing company which in the ordinary course of its business accepts assignments of loans or assumes obligations to make loans from third parties, and in connection therewith, to provide such participants with financial and other information and copies of documents relating to the Borrowers, the Systems and the transactions contemplated hereby. Upon receipt of written notice from Lender, the Borrowers agree to provide to such participant(s) copies of all financial information required to be delivered to the Lender pursuant to SECTION 5.06.

          SECTION 10.09. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          SECTION 10.10. COVER PAGE, TABLE OF CONTENTS AND SECTION HEADINGS. The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 10.11. COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signatures thereof and hereto were upon the same instrument.

          SECTION 10.12. APPLICATION OF PAYMENTS. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuance of any Event of Default, each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from such Borrower or with respect to any of the Collateral, and such Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

          SECTION 10.13. MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets in favor of either Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that either Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof

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originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          SECTION 10.14. SERVICE OF PROCESS. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH BORROWER AT THE ADDRESS INDICATED IN SECTION 10.01 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER SAME SHALL HAVE BEEN POSTED AS AFORESAID.

          SECTION 10.15. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWERS AND LENDER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND EITHER BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF THE BORROWERS AND LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AS AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          SECTION 10.16. CONFIDENTIALITY. Neither Borrower shall at any time before or after payment in full and satisfaction of all of the Obligations, reveal, divulge or make known, or knowingly permit to be so revealed, divulged or made known, to any Person (including persons within its own organization who do not have a definite need to know for the purpose of performance of this Agreement), the terms or conditions of this Agreement or any document or agreement now or hereafter executed in connection herewith; PROVIDED that the foregoing shall not apply to information required to be disclosed by order of a court of competent jurisdiction or in connection with any governmental investigation (in each case to the extent disclosure is required, but no further) so long as such Borrower notifies the Lender in writing of any circumstances of which such Borrower is aware that may lead to such a requirement or order, so as to allow Lender to take steps to contest such order or investigation; PROVIDED, FURTHER, that the foregoing shall not apply to information which is required to be disclosed by such Borrower or information which in the reasonable determination of such Borrower is desirable for such Borrower to disclose, pursuant to federal or state securities laws, pursuant to the rules or regulations of the FCC, any PUC or other applicable Governmental Authority or to disclosure of information to Persons who may potentially provide debt financing (other than a lender providing secured financing to such Borrower or any debt financing in replacement of the Loans) or equity financing to such Borrower or any Affiliate with respect to its Business and any consultants or

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advisors of such Person, or to Persons who are consultants, advisors (including but not limited to attorneys and auditors), officers, directors or employees of such Borrower, provided that each such Person is required by such Borrower to keep such information confidential.

          SECTION 10.17. ADDITIONAL FINANCING BY BORROWERS. Lender acknowledges that Borrowers are contemplating additional financing which may include equity or unsecured debt facilities. Notwithstanding the provisions of
SECTION 6.04 and 6.13 but subject to (i) the prior written consent of Lender not to be unreasonably withheld, (ii) the execution and delivery by Borrowers and applicable third parties of subordination, intercreditor and standstill agreements containing commercially reasonable terms and otherwise acceptable to Lender, (iii) the absence of any Default or Event of Default as a result of any such financing other than pursuant to SECTION 6.04 or 6.13, the Borrowers shall be permitted to obtain such additional financing.

          SECTION 10.18. ENTIRE AGREEMENT, ETC. This Agreement (including all schedules and exhibits referred to herein), the Notes and all other Loan Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter.

          SECTION 10.19. NO STRICT CONSTRUCTION. The parties hereto have participated, jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                        KMC TELECOM INC.


                                        By:  /s/ Cynthia Worthman
                                             -----------------------------------
                                             Name:  Cynthia Worthman
                                             Title: Vice President and CFO


                                        KMC TELECOM II, INC.


                                        By:  /s/ Cynthia Worthman
                                             -----------------------------------
                                             Name:  Cynthia Worthman
                                             Title: Vice President and CFO


                                        AT&T COMMERCIAL FINANCE
                                          CORPORATION



                                        By:  /s/ Edward W. Andrews, Jr.
                                             -----------------------------------
                                             Name:  Edward W. Andrews, Jr.
                                             Title: President & Chief Operating
                                                    Officer, Capital Markets